Exhibit 4.1

CAPITALSOURCE INC.
as Issuer
CAPITALSOURCE FINANCE LLC
as Guarantor
and
WELLS FARGO BANK, N.A.
as Trustee
FORM OF FIRST SUPPLEMENTAL INDENTURE
Dated as of July 30, 2007
7.250% Senior Subordinated Convertible Notes due 2037
SUPPLEMENT TO INDENTURE
Dated as of July 30, 2007

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

INDENTURE
     FIRST SUPPLEMENTAL INDENTURE, dated as of July 30, 2007 (the “First Supplemental Indenture”), by and among CAPITALSOURCE INC., a Delaware corporation (hereinafter called the “Company”), as issuer, and CAPITALSOURCE FINANCE LLC, a Delaware limited liability company, as Guarantor (hereinafter called the “Guarantor”), each having its principal office at 4445 Willard Avenue, 12th floor, Chevy Chase, Maryland 20815, and WELLS FARGO BANK, N.A., as trustee hereunder (hereinafter called the “Trustee”).
WITNESSETH:
     WHEREAS, the Company executed and delivered the Indenture, dated as July 30, 2007 (the “Original Indenture”), to the Trustee providing for the issuance from time to time for its lawful purposes subordinated debt securities evidencing the Company’s unsecured subordinated indebtedness; and
     WHEREAS, Section 301 of the Original Indenture provides that by means of a supplemental indenture the Company may create one or more series of its subordinated debt securities and establish the form, terms and provisions thereof; and
     WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issue of its 7.250% Senior Subordinated Convertible Notes due 2037 (the “Notes”) and, to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company and the Guarantor have duly authorized the execution and delivery of this First Supplemental Indenture; and
     WHEREAS, the Guarantor has agreed to provide for the guarantee of the Notes (hereinafter called the “Guarantee”); and
     WHEREAS, the Notes, the Guarantee, the certificate of authentication to be borne by the Notes, a form of assignment, a form of fundamental change repurchase election, a form of Company repurchase election and a form of Notice of Conversion to be borne by the Notes are to be substantially in the forms hereinafter provided for; and
     WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and the Guarantor and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this First Supplemental Indenture provided, the valid obligations of the Company and the Guarantor, and to constitute this First Supplemental Indenture a valid agreement according to its terms, have been done and performed, and the execution of this First Supplemental Indenture and the issue hereunder of the Notes have in all respects been duly authorized.
     NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:
     That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the offer and acceptance of the Notes, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I
DEFINITIONS
     Section 1.01. Definitions. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Original Indenture. Terms defined both herein and in the Original Indenture shall have the meanings assigned to them herein. All reference herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections in this First Supplemental Indenture. All other terms used in this First Supplemental Indenture that are defined in the Trust Indenture Act or which are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of the execution of this First Supplemental Indenture. The words “herein,” “hereof,” “hereunder” and words of similar import refer to this First Supplemental Indenture as a whole and not to any particular Article, Section or other Subdivision. The terms defined in this Article include the plural as well as the singular.
     “98% Trading Exception” has the meaning specified in Section 9.01(a)(iii).
     “Adjustment Event” has the meaning specified in Section 9.06(l).
     “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “beneficial holder” shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Commission under the Exchange Act, or any successor provision thereto, except that a Person shall be deemed to have “beneficial ownership” of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.
     “Bid Solicitation Agent” means such Person (other than any Affiliate of the Company) as the Company may designate as Bid Solicitation Agent from time to time, and shall initially mean the Trustee.
     “Board of Directors” means either the Board of Directors of the Company, or a committee of such Board duly authorized to act for it hereunder.
     “Board Resolution” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by or consented to by the Board of Directors of the Company and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “Business Day ” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York.
     “Capital Stock” of any Person means any and all shares (including ordinary shares or American depositary shares), interests, participations or other equivalents, however designated of corporate stock or other equity participations, including partnership interests, whether general or limited, of such Person and any rights (other than debt securities convertible or exchangeable into an equity interest), warrants or options to acquire an equity interest in such Person.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted under the Exchange Act, or, if at any time after the execution of this First Supplemental Indenture such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which is not subject to redemption by the Company. Subject to the provisions of Section 9.07, however, shares issuable on conversion of Notes shall include only shares of the class designated as common stock of the Company at the date of this First Supplemental Indenture (namely, the Common Stock, par value $0.01 per share) or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company and which are not subject to redemption by the Company; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications. Following the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, “Common Stock” will include the common stock, common equity interests, ordinary shares or American depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.
     “Company” means the corporation named as the “Company” in the first paragraph of this First Supplemental Indenture, and, subject to the provisions of Article VII and Section 9.07, shall include its successors and assigns.
     “Company Repurchase Date” has the meaning specified in Section 3.07.
     “Company Repurchase Election” has the meaning specified in Section 3.07(b).
     “Company Repurchase Notice” has the meaning specified in Section 3.07(a).
     “Company Repurchase Price” has the meaning specified in Section 3.07.
     “Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.
     “Conversion Date” has the meaning specified in Section 9.02.
     “Conversion Obligation” has the meaning specified in Section 9.03.
     “Conversion Price” as of any day means $1,000 divided by the Conversion Rate as of such date and rounded to the nearest cent. The Conversion Price shall initially be approximately $27.09 per share of Common Stock.
     “Conversion Rate” has the meaning specified in Section 9.05.

     “Corporate Trust Office” or other similar term, means the designated office of the Trustee at which at any particular time its corporate trust business as it relates to this First Supplemental Indenture shall be principally administered, which office is, at the date as of which this First Supplemental Indenture is dated, located at Wells Fargo Bank, N.A., 1600 J.F. Kennedy Blvd., Suite 810, Philadelphia, PA 19103, or at any other address as the Trustee may designate from time to time by notice to the Noteholders.
     “Custodian” means Wells Fargo Bank, N.A., as custodian with respect to the Notes in global form, or any successor entity thereto.
     “Daily Conversion Value” means, for each of the 16 consecutive Trading Days during the Observation Period, 6.25% of the product of (1) the applicable Conversion Rate on such Trading Day and (2) the Daily VWAP of the Common Stock on such Trading Day.
     “Daily Settlement Amount,” means, for each of the 16 Trading Days of the related Observation Period, (i) cash, equal to the lesser of $62.50 and the Daily Conversion Value on such day and (ii) to the extent the Daily Conversion Value on such day exceeds $62.50, either, at the Company’s election pursuant to Section 9.03 below, (A) cash in the amount of such excess or (B) a number of shares of Common Stock equal to the difference between the Daily Conversion Value on such day and $62.50, such difference divided by the daily VWAP for such day.
     “Daily VWAP” means, for each of the 16 consecutive Trading Days during the Observation Period, the volume-weighted average price per share of Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “CSE.N <equity> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading on the primary exchange or trading market for the Common Stock to the scheduled close of trading on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).
     “Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.
     “Defaulted Interest” has the meaning specified in Section 11.03.
     “Depositary” means the clearing agency registered under the Exchange Act that is designated to act as the Depositary for the Global Notes. The Depository Trust Company (“DTC”) shall be the initial Depositary, until a successor shall have been appointed and become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter, “Depositary” shall mean or include such successor.
     “Determination Date” has the meaning specified in Section 9.06(l).
     “Event of Default” means any event specified in Section 5.01 as an Event of Default.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Ex-Dividend Date” means, with respect to any issuance or distribution on shares of Common Stock, the first date upon which a sale of the Common Stock does not automatically transfer the right to receive such issuance or distribution from the seller of the Common Stock to the buyer.

     “Expiration Time” has the meaning specified in Section 9.06(e).
     “First Supplemental Indenture” has the meaning specified in the Recitals.
     “Fundamental Change” means the occurrence of any of the following:
     (a) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act other than the Company, its subsidiaries or its or their employee benefit plans, files a Schedule TO or any other schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect ultimate “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of all shares of the Company’s Capital Stock that are entitled to vote generally in the election of directors;
     (b) consummation of any share exchange, consolidation or merger of the Company or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any person other than the Company or one or more of its subsidiaries pursuant to which the Common Stock will be converted into cash, securities or other property; provided, however, that a transaction where the holders of the Company’s voting Capital Stock immediately prior to such transaction have, directly or indirectly, more than 50% of the aggregate voting power of all shares of Capital Stock of the continuing or surviving corporation or transferee entitled to vote generally in the election of directors immediately after such event shall not be a Fundamental Change; or
     (c) any transaction or event resulting in a Termination of Trading.
     A Fundamental Change will not be deemed to have occurred in respect of any of the foregoing, however, if either:
     (i) the Last Reported Sale Price of the Common Stock for any five (5) Trading Days within the ten (10) consecutive Trading Days ending immediately before the later of the Fundamental Change or the public announcement thereof, equals or exceeds 105% of the Conversion Price of the Notes immediately before the Fundamental Change or the public announcement thereof, or
     (ii) at least 90% of the consideration, excluding cash payments for fractional shares, in the transaction or transactions constituting the Fundamental Change consists of shares of Capital Stock traded on a national securities exchange or quoted on the National Association of Securities Dealers Automated Quotation System or which will be so traded or quoted when issued or exchanged in connection with a Fundamental Change (these securities being referred to as “publicly traded securities”) and as a result of this transaction or transactions the Notes become convertible into such publicly traded securities, excluding cash payments for fractional shares.
     “Fundamental Change Company Notice” has the meaning specified in Section 3.06(b)
     “Fundamental Change Repurchase Date” has the meaning specified in Section 3.06(a).
     “Fundamental Change Repurchase Notice” has the meaning specified in Section 3.06(c)(i).
     “Fundamental Change Repurchase Price” has the meaning provided in Section 3.06(a).
     “GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.

     “Global Note” has the meaning specified in Section 2.02.
     “Guarantee” means the full and unconditional guarantee by the Guarantor, on a senior subordinated basis, of the due and punctual payment of principal of and Interest on the Notes and certain other obligations of the Company pursuant to this First Supplemental Indenture when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption upon a Repurchase Date or otherwise in accordance with the terms of the Notes and this First Supplemental Indenture.
     “Guarantor” means the Person named as such in the first paragraph of this First Supplemental Indenture until such time as either (i) a successor Person shall have become such pursuant to the applicable provisions of this First Supplemental Indenture, and thereafter, “Guarantor” shall mean such successor Person or (ii) the release of the Guarantee of such Guarantor in accordance with the terms hereof.
     “holder” or “Noteholder” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), means any Person in whose name at the time a particular Note is registered on the Note Registrar’s books.
     “Indebtedness” means, with respect to either the Company or the Guarantor, whether recourse is to all or a portion of its assets, whether currently existing or hereafter incurred and whether or not contingent and without duplication, the principal or face amount of (i) every obligation for money borrowed; (ii) every obligation evidenced by the Notes, and any other bonds, debentures, notes or other similar instruments issued by such Person, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person; (iv) every obligation issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or other accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation; (vi) all indebtedness, whether incurred on or prior to the date of issuance of the Notes or thereafter incurred, for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and similar arrangements; (vii) every obligation of the type referred to in clauses (i) through (vi) of another Person and all dividends of another Person the payment of which, in either case, the Company or the Guarantor has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise; and (viii) any renewals, extensions, refundings, amendments or modifications of any obligation of the type referred to in clauses (i) through (vii).
     “Indenture” means the Original Indenture and this First Supplemental Indenture.
     “Interest” means, when used with reference to the Notes, interest payable under the terms of the Notes.
     “Interest Payment Date” means January 15 and July 15 of each year, commencing January 15, 2008.
     “Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.
     “Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the New York Stock Exchange, or such other principal U.S. national or regional securities exchange on which the Common Stock is traded, or if the Common Stock is not listed on a U.S. national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System, determined in each case without reference to after-hours or extended market trading. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange and not reported by the National Association of Securities Dealers Automated Quotation System on the relevant date, the Last Reported Sale Price will be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If the Common Stock is not so quoted, the Last Reported Sale Price will be the price determined in good faith by the Board of Directors of the Company.
     “Make-Whole Fundamental Change” means a Fundamental Change as described in clause (b) of the definition of “Fundamental Change” without regard to the exception described in clause (c)(i) of the definition of “Fundamental Change.”
     “Market Disruption Event” means (i) a failure by the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any Trading Day for the Common Stock for an aggregate one-half hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.
     “Member Action” means a copy of one or more resolutions, certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by or consented to by such Guarantor’s member (or members (if at any time a Guarantor has more than a single member)) and to be in full force and effect on the date of such certification, delivered to the Trustee.
     “non-electing share” has the meaning specified in Section 9.07.
     “Notes” means any Notes, as the case may be, authenticated and delivered under this First Supplemental Indenture, including any Global Note.
     “Notice of Conversion” has the meaning specified in Section 9.02.
     “Observation Period” means, with respect to any Note tendered for conversion, the 16 consecutive Trading Day period beginning on and including the day after the Conversion Date, except that with respect to any related Conversion Date occurring after the date of issuance of a Redemption Notice, “Observation Period” means the 16 consecutive Trading Day period beginning on and including the 18 Scheduled Trading Day prior to the applicable redemption date for such Note.
     “Officers’ Certificate” means a certificate signed in the name of the Company or any Guarantor, as the case may be, by any two of the Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, Chief Credit Officer, Chief Legal Officer, Managing Director, Chief Accounting Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, the Secretary, or the Controller of the Company or any Guarantor; provided, that the Officers’ Certificate delivered on the date hereof pursuant to Section 13.07 may be signed by any one of the foregoing.
     “Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company or the Guarantor, as applicable, or other counsel reasonably acceptable to the Trustee.

     “Original Indenture” has the meaning specified in the Recitals.
     “Outstanding,” when used with reference to Notes, means, as of any particular time, all Notes authenticated and delivered by the Trustee under this First Supplemental Indenture, except:
     (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;
     (b) Notes, or portions thereof, (i) for the redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or (ii) which shall have been otherwise defeased in accordance with Article VIII;
     (c) Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 306 of the Original Indenture; and
     (d) Notes converted into Common Stock or cash pursuant to Article IX and Notes deemed not outstanding pursuant to Article III.
     “Parity Senior Subordinated Notes” means the Senior Subordinated Convertible Notes due 2034 and the 4% Senior Subordinated Convertible Notes due 2034 issued by the Company and guaranteed by the Guarantor.
     “Paying Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for payment.
     “Payment Default” has the meaning specified in Section 11.03(a)(i).
     “Person” means a corporation, an association, a partnership, a limited liability company, an individual, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.
     “Principal Value Conversion” has the meaning specified in Section 9.01(a)(iii).
     “Proceeding” has the meaning specified in Section 11.03(b).
     “Quarterly Dividend Threshold Amount” has the meaning specified in Section 9.06(d).
     “Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors of the Company or by statute, contract or otherwise).
     “Redemption Date” has the meaning specified in Section 3.03(a).
     “Redemption Notice” has the meaning specified in Section 3.03(a).
     “Redemption Price” has the meaning specified in Section 3.02.
     “Regular Record Date” for the interest payable on any Interest Payment Date means the close of business on the January 1 or July 1 immediately preceding such Interest Payment Date (whether or not a Business Day).

     “Repurchase Date” means the Fundamental Change Repurchase Date or the Company Repurchase Date, as applicable.
     “Repurchase Election” means the Fundamental Change Repurchase Election or the Company Repurchase Election, as applicable.
     “Repurchase Price” means the Fundamental Change Repurchase Price or the Company Repurchase Price, as applicable.
     “Responsible Officer” means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Department (or any successor unit, department or division of the Trustee) located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this First Supplemental Indenture and, for the purposes of Article VI of the Original Indenture, also means any other officer or person performing similar functions to whom any corporate trust matter is referred because of such person’s knowledge of any familiarity with the particular subject.
     “Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the primary United States national securities exchange or market on which the Common Stock is listed or admitted to trading.
     “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.
     “Senior Indebtedness” means, with respect to either the Company or the Guarantor, the principal of, and premium, if any, interest (including any interest accruing after the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowed as a claim in the proceeding), and rent payable on or in connection with, all Indebtedness of the Company or the Guarantor as the case may be unless it is provided in the instrument creating or evidencing the Indebtedness that such Indebtedness is not superior in right of payment to the Notes, in the case of the Company, or the Guarantee in the case of the Guarantor. Notwithstanding the foregoing, Senior Indebtedness does not include (a) any Indebtedness that expressly provides that it ranks pari passu with or junior in right of payment to the Notes in the case of the Company, or the Guarantee in the case of the Guarantor; (b) the subordinated guarantees of the Company issued and outstanding as of the date of this First Supplemental Indenture in respect of the TP Securities, (c) the subordinated Indebtedness of the Guarantor issued and outstanding as of the date of this First Supplemental Indenture in respect of the TP Securities or (d) the Indebtedness of the Company and the Guarantor under the Parity Senior Subordinated Notes (which shall rank pari passu in right of payment with the Notes and the Guarantee).
     “Settlement Amount” has the meaning specified in Section 9.03.
     “Stated Maturity” means July 15, 2037.
     “Subsidiary” means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other equity interest entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof) and (ii) any partnership (a) the sole general partner or managing general partner of which is such Person or a subsidiary of such Person or (b) the only general partners of which are such Person or of one or more subsidiaries of such Person (or any combination thereof).

     “Tax Original Issue Discount” means the amount of ordinary interest income that must be accrued with respect to a Note as original issue discount for United States federal income tax purposes pursuant to U.S. Treasury Regulation section 1.1272-1.
     “Termination of Trading” means that the Common Stock is neither listed for trading on a U.S. national securities exchange nor approved for trading on the National Association of Securities Dealers Automated Quotation System or another established automated over-the-counter trading market in the United States.
     “TP Securities” means Indebtedness of the Company or the Guarantor issued or incurred in connection with financing transactions providing for, among other things, the issuance of common and preferred securities by CapitalSource Trust Preferred Securities 2005-1, CapitalSource Trust Preferred Securities 2005-2, CapitalSource Trust Preferred Securities 2006-1, CapitalSource Trust Preferred Securities 2006-2, CapitalSource Trust Preferred Securities 2006-3, CapitalSource Trust Preferred Securities 2006-4, CapitalSource Trust Preferred Securities 2006-5, CapitalSource Trust Preferred Securities 2007-1 and CapitalSource Trust Preferred Securities 2007-2.
     “Trading Day” means a day during which (i) trading on the Common Stock generally occurs on the national securities exchange or market on which the Common Stock is listed or admitted for trading and (ii) there is no Market Disruption Event. If the Common Stock is not listed or admitted for trading on a national securities exchange or market, “Trading Day” means Business Day.
     “Trading Price” means, as of any date of determination, the average of the secondary market bid quotations per $1,000 principal amount of Notes obtained by the Bid Solicitation Agent for $5 million aggregate principal amount of Notes at approximately 4:00 p.m., New York City time, on such determination date from three nationally recognized securities dealers (none of which shall be an Affiliate of the Company) in The City of New York (or such other place that may be determined from time to time by the Company) selected by the Company; provided, however, if (a) at least three such bids are not obtained by the Bid Solicitation Agent or (b) in the Company’s reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes as of such determination date, then the Trading Price per $1,000 principal amount of the Notes for such determination date shall equal (1) the Conversion Rate as of such determination date multiplied by (2) the average Last Reported Sale Price of the Common Stock over the five (5) Trading Days ending on such determination date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five (5) Trading Day period and ending on such determination date, of any event described in Section 9.06 or Section 9.07. The Bid Solicitation Agent shall solicit bids from securities dealers that the Company believes to be willing to bid for Notes. The Trading Price shall be determined by the Company.
     “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of this First Supplemental Indenture, except as provided in Sections 6.03 and 9.07; provided, that if the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939 as so amended.
     “Trustee” means Wells Fargo Bank, N.A., and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee at the time serving as successor trustee hereunder.

ARTICLE II
ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES
     Section 2.01. Designation Amount and Issue of Notes. The Notes shall be designated as “7.250% Senior Subordinated Convertible Notes due 2037.” Notes not to initially exceed the aggregate principal amount of $287,500,000 (except pursuant to Section 2.04 hereof) upon the execution of this First Supplemental Indenture, or from time to time thereafter, may be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes to or upon the written order of the Company, signed by its Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, Chief Credit Officer, Chief Legal Officer, Managing Director, Chief Accounting Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, the Secretary or the Controller, without any further action by the Company hereunder.
     Section 2.02. Form of Notes. The Notes, the Guarantee and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Note attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.
     Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture, or as may be required by the Custodian, the Depositary or by the National Association of Securities Dealers, Inc. in order for the Notes to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Notes are subject.
     So long as the Notes are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by Section 305 of the Original Indenture, all of the Notes will be represented by one or more Notes in global form registered in the name of the Depositary or the nominee of the Depositary (a “Global Note”). The transfer and exchange of beneficial interests in any such Global Note shall be effected through the Depositary in accordance with this First Supplemental Indenture and the applicable procedures of the Depositary. Except as provided in Section 305 of the Original Indenture, beneficial holders of a Global Note will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered holders of such Global Note.
     Any Global Note shall represent such of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Notes from time to time endorsed thereon and that the aggregate amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, conversions, transfers or exchanges permitted hereby. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the holders of such Notes in accordance with this First Supplemental Indenture. Payment of principal of and Interest on any Global Note shall be made to the holder of such Global Note.

     Section 2.03. Execution of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of its Chief Executive Officer, the Chief Operating Officer, the President, the Chief Financial Officer, Chief Credit Officer, Chief Legal Officer, Managing Director, Chief Accounting Officer, any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”), the Treasurer, the Secretary or the Controller.
     At any time and from time to time after the execution and delivery of this First Supplemental Indenture, the Company may deliver the Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.
     Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached as Exhibit A hereto, manually executed by the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 13.11), shall be entitled to the benefits of this First Supplemental Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the holder is entitled to the benefits of this First Supplemental Indenture.
     In case any officer of the Company who shall have signed any of the Notes shall cease to be such officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such officer of the Company, and any Note may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Note, shall be the proper officers of the Company, although at the date of the execution of this First Supplemental Indenture any such person was not such an officer.
     Section 2.04. Additional Notes; Repurchases. The Company may, without notice to or consent of the holders, reopen the Notes and issue additional Notes under the Indenture with the same terms and with the same CUSIP numbers as the Notes issued hereunder in an unlimited aggregate principal amount, provided, that no such additional Notes may be issued unless fungible with the Notes initially issued hereunder for U.S. federal income tax purposes. The Notes issued hereunder and any such additional Notes would be treated as a single class for all purposes under this First Supplemental Indenture and the Original Indenture and would vote together as one class on all matters with respect to the Notes. Notice of any such issuance shall be given to the Trustee and a new supplemental indenture shall be executed in connection with the issuance of such securities. The Company may also from time to time repurchase the Notes in open market purchases or negotiated transactions without prior notice to holders and notwithstanding Section 2.01 hereof.
ARTICLE III
REDEMPTION AND REPURCHASE OF NOTES
     Section 3.01. Applicability of Article. To the extent the terms of this Article III differ or conflict with the terms of Article XI or Article XIII of the Original Indenture, the terms of this Article III shall govern.
     Section 3.02. Company’s Right to Redeem. Prior to July 20, 2012, the Notes will not be redeemable at the Company’s option. At any time on or after July 20, 2012 and prior to Stated Maturity,

the Company, at its option, may redeem the Notes, in whole or in part, in accordance with the provisions of Section 3.03 and Section 3.04 on the Redemption Date (as defined below) for a redemption price (the “Redemption Price”) in cash equal to 100% of the principal amount of the Notes to be redeemed together with accrued and unpaid Interest on the Notes redeemed to but excluding the Redemption Date.
     If the Redemption Date is an Interest Payment Date, Interest shall be paid on such Interest Payment Date to the record holder on the relevant Record Date.
     Section 3.03. Notice of Optional Redemption; Selection of Notes.
     (a) In case the Company shall desire to exercise the right to redeem all or, as the case may be, any part of the Notes pursuant to Section 3.02, it shall fix a date for redemption (the “Redemption Date”) and it or, at the written request of the Company received by the Trustee not fewer than thirty (30) days prior (or such shorter period of time as may be acceptable to the Trustee) to the Redemption Date, the Trustee in the name of and at the expense of the Company, shall mail or cause to be mailed a notice of such redemption (a “Redemption Notice”) not fewer than thirty (30) nor more than sixty (60) days prior to the Redemption Date to each Noteholder to be redeemed at its last address as the same appears on the Note Register; provided, that if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee. Such mailing shall be by first class mail. The notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Noteholder designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.
     (b) Each such Redemption Notice shall specify the aggregate principal amount of Notes to be redeemed, the CUSIP, ISIN or similar number or numbers of the Notes being redeemed, the Redemption Date (which shall be a Business Day), the Redemption Price at which Notes are to be redeemed, the place or places of payment, that payment will be made upon presentation and surrender of such Notes, that Interest accrued to the Redemption Date will be paid as specified in said notice, and that on and after said date Interest thereon or on the portion thereof to be redeemed will cease to accrue. The Redemption Notice shall also state the current Conversion Rate and the date on which the right to convert such Notes or portions thereof into Common Stock pursuant to Section 9.01(a)(ii) shall expire. The Redemption Notice shall also specify, with respect to any such conversions of Notes, whether it elects to satisfy the portion of the Daily Conversion Value in excess of $62.50 in cash or in shares of Common Stock. If fewer than all the Notes are to be redeemed, the Redemption Notice shall identify the Notes to be redeemed (including CUSIP, ISIN or similar numbers, if any). In case any Note is to be redeemed in part only, the Redemption Notice shall state the portion of the principal amount thereof to be redeemed and shall state that, on and after the Redemption Date, upon surrender of such Note, a Note or Notes in principal amount equal to the unredeemed portion thereof will be issued.
     (c) On or prior to the Redemption Date specified in the Redemption Notice given as provided in this Section 3.03, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the Redemption Date all the Notes (or portions thereof) so called for redemption (other than those theretofore surrendered for conversion into Common Stock) at the appropriate Redemption Price; provided, that if such payment is made on the Redemption Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date. The Company shall be entitled to retain any interest, yield or gain on amounts deposited with the Trustee or any Paying Agent pursuant to this Section 3.03(c) in excess of amounts required hereunder to pay the Redemption Price and accrued Interest to, but excluding, the Redemption Date.

     Notwithstanding the last sentence of Section 605 of the Original Indenture, if any Note called for redemption is converted pursuant hereto prior to such Redemption Date, any money deposited with the Trustee or any Paying Agent or so segregated and held in trust for the redemption of such Note shall be paid to the Company upon its written request, or, if then held by the Company, shall be discharged from such trust. Whenever any Notes are to be redeemed, the Company will give the Trustee written notice in the form of an Officers’ Certificate not fewer than thirty (30) days (or such shorter period of time as may be acceptable to the Trustee) prior to the Redemption Date as to the aggregate principal amount of Notes to be redeemed.
     (d) If less than all of the Outstanding Notes are to be redeemed, the Trustee shall select the Notes or portions thereof of the Global Note or the Notes in certificated form to be redeemed (in principal amounts of $1,000 or integral multiples thereof) by lot, on a pro rata basis or by another method the Trustee deems fair and appropriate. If any Note selected for partial redemption is submitted for conversion in part after such selection, the portion of such Note submitted for conversion shall be deemed (so far as may be possible) to be from the portion selected for redemption. The Notes (or portions thereof) so selected shall be deemed duly selected for redemption for all purposes hereof, notwithstanding that any such Note is submitted for conversion in part before the mailing of the Redemption Notice.
     Upon any redemption of less than all of the Outstanding Notes, the Company and the Trustee may (but need not), solely for purposes of determining the pro rata allocation among such Notes as are unconverted and outstanding at the time of redemption, treat as outstanding any Notes surrendered for conversion during the period of fifteen (15) days next preceding the mailing of a Redemption Notice and may (but need not) treat as outstanding any Note authenticated and delivered during such period in exchange for the unconverted portion of any Note converted in part during such period.
     Section 3.04. Payment of Notes Called for Redemption by the Company. If a Redemption Notice has been given as provided in Section 3.03, the Notes or portion of Notes with respect to which such notice has been given shall, unless converted into Common Stock pursuant to the terms hereof, become due and payable on the Redemption Date and at the place or places stated in such notice at the applicable Redemption Price, and on and after the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price) Interest on the Notes or portion of Notes so called for redemption shall cease to accrue and, after the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company shall default in the payment of such Notes at the Redemption Price), such Notes shall cease to be convertible into Common Stock and, except as otherwise provided herein, to be entitled to any benefit or security under this First Supplemental Indenture, and the holders thereof shall have no right in respect of such Notes except the right to receive the Redemption Price thereof. On presentation and surrender of such Notes at a place of payment in said Redemption Notice, the said Notes or the specified portions thereof shall be paid and redeemed by the Company at the applicable Redemption Price; provided, that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Record Date instead of the holders surrendering such Notes for redemption on such date.
     Upon presentation of any Note redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Notes so presented.
     Notwithstanding the foregoing, the Trustee shall not redeem any Notes or mail any Redemption Notice during the continuance of a default in payment of Interest on the Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, continue to bear interest at the rate borne by the Note, if any, compounded semi-annually, and such Note shall remain convertible into Common Stock until the principal and Interest shall have been paid or duly provided for. The Company will notify all of the holders if the Company redeems any of the Notes.
     Section 3.05. Conversion Arrangement on Call for Redemption. In connection with any redemption of Notes, the Company may arrange for the purchase and conversion of any Notes called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such Notes by paying to the Trustee in trust for the Noteholders, on or prior to 11:00 a.m. New York City time on the Redemption Date, an amount that, together with any amounts deposited with the Trustee by the Company for the redemption of such Notes, is not less than the Redemption Price of such Notes. Notwithstanding anything to the contrary contained in this Article III, the obligation of the Company to pay the Redemption Price of such Notes shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers. If such an agreement is entered into, any Notes not duly surrendered for conversion by the Noteholders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Noteholders and (notwithstanding anything to the contrary contained in Article IX) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Trustee shall hold and pay to the Noteholders whose Notes are selected for redemption any such amount paid to it for purchase and conversion in the same manner as it would moneys deposited with it by the Company for the redemption of Notes. Without the Trustee’s prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any Notes shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this First Supplemental Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Notes between the Company and such purchasers, including the costs and expenses incurred by the Trustee in the defense of any claim or liability arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this First Supplemental Indenture, except in the case of the Trustee’s negligence or willful misconduct.
     Section 3.06. Repurchase of Notes by the Company at Option of Noteholders upon a Fundamental Change.
     (a) If a Fundamental Change shall occur at any time prior to Stated Maturity, each Noteholder shall have the right, at such holder’s option, to require the Company to repurchase any or all of such holder’s Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000, on the date specified in the Fundamental Change Company Notice, which date shall be no more than thirty (30) Business Days after the date of the Fundamental Change Company Notice (subject to extension to comply with applicable law) (the “Fundamental Change Repurchase Date”). The Company shall repurchase such Notes at a price (the “Fundamental Change Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Fundamental Change Repurchase Date.
     (b) On or before the thirtieth (30th) day after the occurrence of a Fundamental Change, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the repurchase right at the option of the Noteholders arising as a result thereof to each Noteholder at its last address as the same appears on the Note Register; provided, that if the Company shall give such notice, it shall also give written notice of the Fundamental Change to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Noteholder receives such notice. Each Fundamental Change Company Notice shall state, among other things:
     (i) the events causing the Fundamental Change;
     (ii) the date of the Fundamental Change;
     (iii) the last date on which a holder may exercise the repurchase right;
     (iv) the Fundamental Change Repurchase Price, excluding accrued and unpaid Interest, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes on the Fundamental Change Repurchase Date;
     (v) the Fundamental Change Repurchase Date;
     (vi) the name and address of the Paying Agent and the Conversion Agent;
     (vii) that Notes as to which a Fundamental Change Repurchase Notice has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this First Supplemental Indenture; provided, that the Notes are otherwise convertible in accordance with Section 9.01;
     (viii) that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (or any such later time as may be required by applicable law);
     (ix) a description of the procedures which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;
     (x) the CUSIP, ISIN or similar number or numbers of the Notes (if then generally in use); and
     (xi) briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.06.
     (c) Notes shall be repurchased pursuant to this Section 3.06 at the option of the holder upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Fundamental Change Repurchase Notice”) in the form set forth on the reverse of the Note at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date (subject to extension to comply with applicable law) stating:

     (A) if certificated, the certificate numbers of the Notes which the holder shall deliver to be repurchased;
     (B) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and
     (C) that such Notes shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Notes and in this First Supplemental Indenture; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) simultaneously with or at any time after delivery of the Fundamental Change Repurchase Notice (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the City of Philadelphia, such delivery or transfer being a condition to receipt by the holder of the Fundamental Change Repurchase Price therefor; provided, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.06 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Fundamental Change Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
If the Notes are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.
     (d) The Notes to be repurchased pursuant to this Section 3.06 shall be paid for in cash; provided, that upon the occurrence of a Fundamental Change that does not result in a Termination of Trading, the Notes to be repurchased may be paid for, at the election of the Company, in cash or Common Stock, subject to the conditions set forth in clause (e) of this Section 3.06.
     (e) If the Company elects to pay the Fundamental Change Repurchase Price in Common Stock, the number of shares of Common Stock to be paid will equal the quotient obtained by dividing (i) the Fundamental Change Repurchase Price by (ii) 98% of the average Last Reported Sale Price of the shares of Common Stock for the five consecutive Trading Day period immediately preceding the second Business Day immediately preceding the Fundamental Change Repurchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the five Trading Day period and ending on the Fundamental Change Repurchase Date, of any event described in Section 9.06, subject to the next succeeding paragraph. The Company shall designate, in the Fundamental Change Company Notice delivered pursuant to clause (b) of this Section 3.06, whether it will repurchase the Notes for cash or shares of Common Stock; provided, that the Company will pay cash in lieu of fractional shares of Common Stock. For purposes of determining the existence of potential fractional interests, all Notes subject to repurchase by the Company held by a Noteholder shall be considered together (no matter how many separate certificates are to be presented). The Company may not change its election with respect to the consideration to be paid once the Company has given its Fundamental Change Company Notice to holders except as set forth below in the event of a failure to satisfy, prior to the close of business on the Business Day prior to the Fundamental Change Repurchase Date, any condition to the payment of the Fundamental Change Repurchase Price in shares of Common Stock.

     The Company shall, at least three Business Days prior to delivering the Fundamental Change Company Notice, deliver an Officers’ Certificate to the Trustee specifying:
     (i) the manner of payment selected by the Company, and
     (ii) if the Company elects to pay the Fundamental Change Repurchase Price in shares of Common Stock, that the conditions to such manner of payment set forth in this clause (e) have been or will be complied with.
     The Company’s right to exercise its election to repurchase the Notes through the issuance of shares of Common Stock shall be conditioned upon:
     (i) the Company’s giving a timely Fundamental Change Company Notice containing an election to purchase all or a specified percentage of the Notes with shares of Common Stock as provided herein;
     (ii) the registration of such shares of Common Stock under the Securities Act and, if required, the Exchange Act;
     (iii) the listing of such shares of Common Stock on a United States national securities exchange or the quotation of such shares of Common Stock in an inter-dealer quotation system of any registered United States national securities association, in each case, if the Common Stock is then listed on a national securities exchange or quoted in an inter-dealer quotation system;
     (iv) any necessary qualification or registration of such shares of Common Stock under applicable state securities laws or the availability of an exemption from such qualification and registration; and
     (v) the receipt by the Trustee of an (i) Officers’ Certificate stating that the terms of the issuance of the shares of Common Stock are in conformity with this First Supplemental Indenture, (ii) an Opinion of Counsel to the effect that the shares of Common Stock to be issued by the Company in payment of the Fundamental Change Repurchase Price in respect of the Notes have been duly authorized and, when issued and delivered pursuant to the terms of this First Supplemental Indenture in payment of the Fundamental Change Repurchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and (iii) an Officers’ Certificate, stating that the conditions to the issuance of the shares of Common Stock have been satisfied.
     Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Notes and the Last Reported Sale Price of a share of Common Stock on each Trading Day during the period commencing on the fifth Trading Day immediately preceding but ending on the second Business Day prior to the applicable Fundamental Change Repurchase Date. If the foregoing conditions are not satisfied prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date and the Company has elected to repurchase the Notes through the issuance of shares of Common Stock, the Company shall pay the entire Fundamental Change Repurchase Price of the Notes in cash.
     Promptly after determination of the actual number of shares of Common Stock to be issued upon repurchase of Notes, the Company shall be required to disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News containing this information or publish the information on the Company’s web site or through such other public medium as the Company may use at that time.

     All shares of Common Stock delivered upon repurchase of the Notes shall be duly authorized, validly issued, fully paid and non-assessable.
     If a holder of a repurchased Note is paid in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the holder shall pay any such tax which is due because the holder requests the Common Stock to be issued in a name other than the holder’s name. The Trustee (or other paying agent appointed by the Company) may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the holder’s name until the Trustee (or other paying agent appointed by the Company) receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.
     Section 3.07. Repurchase of Notes by the Company at Option of Holders on Specified Dates. On each of July 15, 2012, July 15, 2017, July 15, 2022, July 15, 2027 and July 15, 2032 (each, a “Company Repurchase Date”), each holder shall have the right, at such holder’s option, to require the Company to repurchase for cash all of such holder’s Notes, or any portion of the principal amount thereof that is an integral multiple of $1,000. The Company shall repurchase such Notes at a price (the “Company Repurchase Price”) equal to 100% of the principal amount thereof plus any accrued and unpaid Interest to but excluding the Company Repurchase Date.
     (a) On or before the twentieth (20th) Business Day prior to each Company Repurchase Date, the Company, or at its written request the Trustee in the name of and at the expense of the Company (which request must be received by the Trustee at least five (5) Business Days prior to the date the Trustee is requested to give notice as described below, unless the Trustee shall agree to a shorter period), shall mail or cause to be mailed, by first class mail, to all holders of record on such date a notice (the “Company Repurchase Notice”) at its last address as the same appears on the Note Register, and to beneficial owners as required by applicable law; provided, that if the Company shall give such notice, it shall also give written notice to the Trustee and Paying Agent, if other than the Trustee, at such time as it is mailed to Noteholders. Such notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. Each Company Repurchase Notice shall state, among other things:
     (i) the Company Repurchase Price, the applicable Conversion Rate at the time of such notice (and any applicable adjustments to the Conversion Rate) and, to the extent known at the time of such notice, the amount of Interest that will be payable with respect to the Notes on the Company Repurchase Date;
     (ii) the Company Repurchase Date; (iii) the last date on which a holder may exercise the repurchase right; (iv) the name and address of the Paying Agent and the Conversion Agent;
     (iii) the last date on which a holder may exercise the repurchase right;
     (iv) the name and address of the Paying Agent and the Conversion Agent;
     (v) that Notes as to which a Company Repurchase Election has been given by the holder may be converted only if the election has been withdrawn by the holder in accordance with the terms of this First Supplemental Indenture; provided, that the Notes are otherwise convertible in accordance with Section 9.01;

     (vi) that the holder shall have the right to withdraw any Notes surrendered prior to the close of business on the Business Day immediately preceding the Company Repurchase Date (or any such later time as may be required by applicable law);
     (vii) a description of the procedures which a Noteholder must follow to exercise such repurchase right or to withdraw any surrendered Notes;
     (viii) the CUSIP, ISIN or similar number or numbers of the Notes (if then generally in use); and
     (ix) briefly, the conversion rights of the Notes and whether, at the time of such notice, the Notes are eligible for conversion.
     No failure of the Company to give the foregoing notices and no defect therein shall limit the Noteholders’ repurchase rights or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 3.07.
     (b) Notes shall be repurchased pursuant to this Section 3.07 at the option of the holder upon:
     (i) delivery to the Trustee (or other Paying Agent appointed by the Company) by a holder of a duly completed notice (a “Company Repurchase Election”) in the form set forth on the reverse of the Note at any time from the opening of business on the twentieth (20th) Business Day preceding the Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date stating:
     (A) if certificated, the certificate numbers of the Notes which the holder shall deliver to be repurchased;
     (B) the portion of the principal amount of the Notes that the holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and
     (C) that such Notes shall be repurchased as of the Company Repurchase Date pursuant to the terms and conditions specified in the Notes and in the Indenture; and
     (ii) delivery or book-entry transfer of the Notes to the Trustee (or other Paying Agent appointed by the Company) at any time after delivery of the Company Repurchase Election (together with all necessary endorsements) at the Corporate Trust Office of the Trustee (or other Paying Agent appointed by the Company) in the City of Philadelphia, such delivery or transfer being a condition to receipt by the holder of the Company Repurchase Price therefor; provided, that such Company Repurchase Price shall be so paid pursuant to this Section 3.07 only if the Notes so delivered or transferred to the Trustee (or other Paying Agent appointed by the Company) shall conform in all respects to the description thereof in the related Company Repurchase Election. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Note for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.
     If the Notes are not in certificated form, holders must provide notice of their election in accordance with the appropriate procedures of the Depositary.
     Section 3.08. Conditions and Procedures for Repurchase at Option of Holders.

     (a) The Company shall repurchase from the holder thereof, pursuant to Section 3.06 or Section 3.07, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this First Supplemental Indenture that apply to the repurchase of a Note also apply to the repurchase of any portion of such Note. Upon presentation of any Note repurchased in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the holder thereof, at the expense of the Company, a Note or Notes, of any authorized denomination, in aggregate principal amount equal to the portion of the Notes presented not repurchased.
     (b) On or prior to a Repurchase Date, the Company will deposit with the Trustee or with one or more Paying Agents (or, if the Company is acting as its own Paying Agent, set aside, segregate and hold in trust as provided in Section 4.01) an amount of money or Common Stock, if permitted hereunder, sufficient to repurchase on the Repurchase Date all the Notes or portions thereof to be repurchased on such date at the Repurchase Price; provided, that if such deposit is made on the Repurchase Date it must be received by the Trustee or Paying Agent, as the case may be, by 11:00 a.m., New York City time, on such date.
     If the Trustee or other Paying Agent appointed by the Company, or the Company or an Affiliate of the Company, if it or such Affiliate is acting as the Paying Agent, holds money or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all the Notes or portions thereof that are to be repurchased on the Repurchase Date, then, on and after the Business Day following such date (i) such Notes will cease to be outstanding, (ii) Interest on such Notes will cease to accrue (whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Trustee or Paying Agent) and (iii) all other rights of the holders of such Notes will terminate (other than the right to receive the Repurchase Price upon transfer or delivery of the Notes).
     (c) Upon receipt by the Trustee (or other Paying Agent appointed by the Company) of a Repurchase Election, the holder of the Note in respect of which such Repurchase Election was given shall (unless such notice is validly withdrawn) thereafter be entitled to receive solely the Repurchase Price with respect to such Note. Such Repurchase Price shall be paid to such holder, subject to receipt of funds and/or Notes by the Trustee (or other Paying Agent appointed by the Company), promptly (but in no event more than five (5) Business Days) following the later of (x) the Repurchase Date with respect to such Note (provided the holder has satisfied the conditions in Section 3.06(c) or Section 3.07(b), as applicable) and (y) the time of book-entry transfer or delivery of such Note to the Trustee (or other Paying Agent appointed by the Company) by the holder thereof in the manner required by Section 3.07(a) or Section 3.07(b), as applicable. Notes in respect of which a Repurchase Election has been given by the holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Repurchase Election unless such notice has first been validly withdrawn.
     (d) Notwithstanding anything herein to the contrary, any holder delivering to the office of the Trustee (or other Paying Agent appointed by the Company) a Repurchase Election shall have the right to withdraw such election, in whole or in part, at any time prior to the close of business on the Business Day preceding the Repurchase Date (or any such later time as may be required by applicable law) by delivery of a written notice of withdrawal to the Trustee (or other Paying Agent appointed by the Company) specifying:
     (i) the principal amount of the Note with respect to which such notice of withdrawal is being submitted,
     (ii) the certificate number, if any, of the Note in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information if the Note in respect of which such notice of withdrawal is being submitted is represented by a Global Note, and

     (iii) the principal amount, if any, of such Note which remains subject to the original Repurchase Election and which has been or will be delivered for repurchase by the Company.
     If the Notes are not in certificated form, holders must provide notice of their withdrawal in accordance with the appropriate procedures of the Depositary.
     The Trustee (or other Paying Agent appointed by the Company) shall promptly notify the Company of the receipt by it of any Repurchase Election or written notice of withdrawal thereof.
     If a Repurchase Election is given and then withdrawn pursuant to this Section 3.08(d) the Company shall have no obligation to purchase the Notes listed in such Repurchase Election.
     (e) The Company will comply with the provisions of Rule 13e-4 and any other tender offer rules under the Exchange Act to the extent then applicable in connection with the repurchase rights of the holders of Notes in the event of a Fundamental Change or on any Company Repurchase Date. If then required by applicable rules, the Company will file a Schedule TO or any other schedule required in connection with any offer by the Company to repurchase Notes.
     (f) There shall be no repurchase of any Notes pursuant to Section 3.06 or Section 3.07 if there has occurred at any time prior to, and is continuing on, the Repurchase Date an Event of Default (other than an Event of Default that is cured by the payment of the Repurchase Price with respect to such Notes). The Paying Agent will promptly return to the respective holders thereof any Notes (x) with respect to which a Repurchase Election has been withdrawn in compliance with this First Supplemental Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such Notes) in which case, upon such return, the Repurchase Election with respect thereto shall be deemed to have been withdrawn.
     (g) The Trustee (or other Paying Agent appointed by the Company) shall return to the Company any cash that remains unclaimed as provided in Section 8.03, together with interest, if any, thereon, held by them for the payment of the Repurchase Price; provided, that to the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.08(b) exceeds the aggregate Repurchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Repurchase Date then, unless otherwise agreed in writing with the Company, promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest, if any, thereon.
     (h) In the case of a reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance to which Section 9.07 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive cash, securities or other property, which includes shares of Common Stock of the Company or shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States and such shares constitute at the time such change or exchange becomes effective in excess of 50% of the aggregate fair market value of such cash, securities or other property (as determined by the Company, which determination shall be conclusive and binding), then the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (accompanied by an Opinion of Counsel that such supplemental indenture complies with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this First Supplemental Indenture relating to the right of holders of the Notes to cause the Company to repurchase the Notes following a Fundamental Change, including without limitation the applicable provisions of this Article III and the definition of Fundamental Change, as appropriate, as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply to such other Person if different from the Company (in lieu of the Company).
ARTICLE IV
PARTICULAR COVENANTS OF THE COMPANY AND THE GUARANTOR
     Section 4.01. Provisions as to Paying Agent. The following provision shall be added to Article X of the Original Indenture:
     (a) If the Company shall appoint a Paying Agent other than the Trustee, or if the Trustee shall appoint such a Paying Agent, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 4.01:
     (i) that it will hold all sums held by it as such agent for the payment of the principal of or Interest on the Notes (whether such sums have been paid to it by the Company or by any other obligor on the Notes) in trust for the benefit of the holders of the Notes;
     (ii) that it will give the Trustee notice of any failure by the Company (or by any other obligor on the Notes) to make any payment of the principal of or Interest on the Notes when the same shall be due and payable; and
     (iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.
     The Company shall, on or before each due date of the principal of or Interest on the Notes, deposit with the Paying Agent a sum (in funds which are immediately available on the due date for such payment) sufficient to pay such principal or Interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of any failure to take such action; provided, that if such deposit is made on the due date, such deposit shall be received by the Paying Agent by 11:00 a.m., New York City time, on such date.
     (b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or Interest on the Notes, set aside, segregate and hold in trust for the benefit of the holders of the Notes a sum sufficient to pay such principal or Interest so becoming due and will promptly notify the Trustee of any failure to take such action and of any failure by the Company (or any other obligor under the Notes) to make any payment of the principal of or Interest on the Notes when the same shall become due and payable.
     (c) Anything in this Section 4.01 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.01, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.
     (d) Anything in this Section 4.01 to the contrary notwithstanding, the agreement to hold sums in trust as provided in this Section 4.01 is subject to Section 8.02 and Section 8.03.

     The Trustee shall not be responsible for the actions of any other Paying Agents (including the Company if acting as its own Paying Agent) and shall have no control of any funds held by such other Paying Agents.
     Section 4.02. Calculation of Tax Original Issue Discount. The following provision shall be added to Article X of the Original Indenture:
     The Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of Tax Original Issue Discount (including daily rates and accrual periods) accrued on outstanding Notes as of the end of such year and (ii) such other specific information relating to such Tax Original Issue Discount as may then be required under the Internal Revenue Code of 1986, as amended from time to time, or the Treasury regulations promulgated thereunder.
ARTICLE V
REMEDIES OF THE TRUSTEE AND NOTEHOLDERS ON AN EVENT OF DEFAULT
     Section 5.01. Events of Default. Section 501 of the Original Indenture is replaced in its entirety by the following:
     In case one or more of the following events (each, an “Event of Default”) (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) shall have occurred and be continuing:
     (a) default in the payment of the principal of any of the Notes as and when the same shall become due and payable either at Stated Maturity or otherwise; or
     (b) default in the payment of any installment of Interest upon any of the Notes as and when the same shall become due and payable, and continuance of such default for a period of thirty (30) days; or
     (c) failure to provide notice of the occurrence of a Fundamental Change on a timely basis as required by Section 3.06; or
     (d) default in the Company’s obligation to convert the Notes into Common Stock or cash upon the exercise of a holder’s rights pursuant to Article IX and continuation of such default for a period of ten (10) days; or
     (e) default in the Company’s obligation to repurchase the Notes at the option of a holder upon a Fundamental Change pursuant to Section 3.06 or on specified dates pursuant to Section 3.07; or
     (f) default in the Company’s obligation to redeem the Notes after it has exercised its option to redeem; or
     (g) the assertion in writing by the Guarantor or by the Company that the Guarantee is not in full force and effect; or
     (h) failure on the part of the Company or the Guarantor duly to observe or perform any other of the covenants or agreements on the part of the Company or the Guarantor in the Notes, in the Indenture (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in this

Section 5.01 specifically dealt with) continued for a period of sixty (60) days after the date on which written notice of such failure, requiring the Company or the Guarantor to remedy the same, shall have been given, by registered or certified mail, to the Company or the Guarantor by the Trustee, or to the Company or the Guarantor and a Responsible Officer of the Trustee by the holders of at least twenty-five percent (25%) in aggregate principal amount of the Notes at the time outstanding; or
     (i) default with respect to the Company’s or any of its Significant Subsidiaries’ (as defined in Regulation S-X under the Securities Act) Indebtedness having a principal amount then outstanding, individually or in the aggregate, of at least $25.0 million, whether such Indebtedness now exists or is hereafter incurred, which default or defaults:
     (i) shall have resulted in such Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and such acceleration shall not have been rescinded or annulled within 60 days after the date of such acceleration; or
     (ii) shall constitute the failure to pay such Indebtedness at the final stated maturity thereof (after expiration of any applicable grace period); or
     (j) rendering of any final judgment or judgments for the payment of money in excess of $25.0 million against the Company that is not discharged for any period of sixty (60) consecutive days during which a stay of enforcement shall not be in effect; or
     (k) commencement by the Company of a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company, or consent by the Company to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against the Company or general assignment by the Company for the benefit of creditors, or failure of the Company generally to pay its debts as they become due; or
     (l) commencement of an involuntary case or other proceeding against the Company seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of the Company or any substantial part of the property of the Company and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of sixty(60) consecutive days;
then, and in each and every such case (other than an Event of Default specified in Section 5.01(k) or 5.01(l), unless the principal of all of the Notes shall have already become due and payable, either the Trustee or the holders of not less than twenty-five percent (25%) in aggregate principal amount of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal of all the Notes and any Interest accrued thereon to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable, anything in this First Supplemental Indenture or in the Notes contained to the contrary notwithstanding. If an Event of Default specified in Section 5.01(k) or Section 5.01(l) occurs, the principal of all the Notes and any Interest accrued thereon shall be immediately and automatically due and payable without necessity of further action. This provision, however, is subject to the conditions that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the monies due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Trustee a sum sufficient to pay all matured installments of Interest upon all Notes and the principal of any and all Notes which shall have become due otherwise than by acceleration (with interest on overdue installments of Interest (to the extent that payment of such interest is enforceable under applicable law) and on such principal at the rate borne by the Notes, to the date of such payment or deposit) and amounts due to the Trustee, and if any and all defaults under this First Supplemental Indenture, other than the nonpayment of principal of and accrued Interest on Notes which shall have become due by acceleration, shall have been cured or waived, then and in every such case the holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults or Events of Default and rescind and annul such declaration and its consequences; but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or Event of Default, or shall impair any right consequent thereon. The Company shall notify in writing a Responsible Officer of the Trustee, promptly upon becoming aware thereof, of any Event of Default.
     In case the Trustee shall have proceeded to enforce any right under this First Supplemental Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission and annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the holders of Notes, and the Trustee shall be restored respectively to their several positions and rights hereunder, and all rights, remedies and powers of the Company, the holders of Notes, and the Trustee shall continue as though no such proceeding had been taken.
     Section 5.02. Special Interest Payment. Notwithstanding Section 5.01 hereof, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure of the Company duly to observe or perform its obligations set forth in Section 1010 of the Original Indenture and for any failure by the Company or the Guarantor to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will, for the first 365 days after the occurrence of such an Event of Default, consist exclusively of the right to receive special interest on the Notes at an annual rate equal to one (1) percent of the principal amount of the Notes. This special interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first Interest Payment Date following the date on which the special interest began to accrue on the Notes. The special interest will accrue on all Outstanding Notes from and including the date on which an Event of Default relating to a failure by the Company to comply with its obligations set forth in Section 1010 of the Original Indenture first occurs to but not including 365th day thereafter (or such obligations set forth in Section 1010 of the Original Indenture are cured or waived prior to such 365th day), such special interest will cease to accrue and, if the Event of Default relating to such obligations has not been cured or waived prior to the 365th day, the Notes will be subject to acceleration as set forth in Section 5.01 hereof. This Section 5.02 shall not affect the rights of Noteholders in the event of the occurrence of any other Event of Default. In the event the Company does not elect to pay special interest upon an Event of Default in accordance with this Section 5.02, the Notes will be subject to acceleration as set forth in Section 5.01 hereof.
     If the Company elects to pay special interest in connection with an Event of Default relating to the failure to comply with its obligations in Section 1010 of the Original Indenture and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act in accordance with the immediately preceding paragraph, the Company shall notify all Noteholders and the Trustee and Paying Agent of such election on or before the close of business on the date on which such Event of Default first occurs.
     Section 5.03. Waiver of Defaults by Majority of Noteholders. Section 513 of the Original Indenture is replaced in its entirety by the following:

     The holders of a majority in aggregate principal amount of the Notes at the time outstanding may, on behalf of the holders of all of the Notes, waive any past default or Event of Default hereunder and its consequences except (i) a default in the payment of Interest on, or the principal of, the Notes, (ii) a failure by the Company to convert any Notes into Common Stock, cash or a combination of cash and Common Stock (iii) a default in the payment of the Redemption Price pursuant to Section 3.04, (iv) a default in the payment of the Fundamental Change Repurchase Price pursuant to Section 3.06 or Company Repurchase Price pursuant to Section 3.07 or (v) a default in respect of a covenant or provision hereof which under Article VI cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Upon any such waiver, the Company, the Guarantor, the Trustee and the holders of the Notes shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon. Whenever any default or Event of Default hereunder shall have been waived as permitted by this Section 5.03, said default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.
ARTICLE VI
SUPPLEMENTAL INDENTURES
     Section 6.01. Applicability of Article. To the extent the terms of this Article VI differ or conflict with the terms of Article IX of the Original Indenture, the terms of this Article VI shall govern.
     Section 6.02. Supplemental Indentures Without Consent of Noteholders. The Company and the Guarantor, when authorized by a Board Resolution or a Member Action, as applicable, and the Trustee may, from time to time, and at any time enter into an indenture or indentures supplemental hereto for one or more of the following purposes:
     (a) to make provision with respect to the conversion rights of the holders of Notes pursuant to the requirements of Section 9.07 or the repurchase obligations of the Company pursuant to the requirements of Section 3.08(h).
     (b) to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Notes, any property or assets;
     (c) to evidence the assumption by a successor Person of the obligations of the Company or the Guarantor pursuant to Article VII;
     (d) to add to the Events of Default and covenants of the Company or the Guarantor such further Events of Default and covenants for the benefit of the holders of Notes, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants a default or an Event of Default permitting the enforcement of all or any of the several remedies provided in this Indenture as herein set forth or to surrender any power conferred upon the Company or any Guarantor; provided, that in respect of any such additional covenant such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;
     (e) to establish the forms or terms of the Notes;
     (f) to cure any ambiguity or correct any error in this Indenture;

     (g) to evidence the acceptance of appointment hereunder by a successor Trustee with respect to the Notes;
     (h) to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to qualify or maintain the qualification of this First Supplemental Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;
     (i) to increase the Conversion Rate;
     (j) to facilitate the discharge of the Notes;
     (k) to facilitate the registration of the Notes; or
     (l) to make other changes to the Indenture or forms or terms of the Notes, provided, no such change individually or in the aggregate with all other such changes, individually or in the aggregate, has or will have a material adverse effect on the interests of the Noteholders.
     Upon the written request of the Company and the Guarantor accompanied by a copy of each Board Resolution and Member Action authorizing the execution of any supplemental indenture, the Trustee is hereby authorized to join with the Company and the Guarantor in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained and to accept the conveyance, transfer and assignment of any property thereunder, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.
     Any supplemental indenture authorized by the provisions of this Section 6.02 may be executed by the Company, the Guarantor, and the Trustee without the consent of the holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 6.03.
     Section 6.03. Supplemental Indenture with Consent of Noteholders. With the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, the Company and the Guarantor, when authorized by Board Resolution and Member Action, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall, without the consent of the holders of all Notes then Outstanding:
     (a) extend the Stated Maturity of any Note;
     (b) reduce the rate or extend the time for payment of Interest thereon;
     (c) reduce the principal amount thereof;
     (d) reduce any amount payable on redemption or repurchase thereof;
     (e) impair the right of any Noteholder to institute suit for the payment thereof;
     (f) make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Notes;

     (g) affect the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes;
     (h) affect the obligation of the Company to repurchase any Note upon the happening of a Fundamental Change in a manner adverse to the holders of Notes;
     (i) affect the obligation of the Company to repurchase any Note on a Company Repurchase Date in a manner adverse to the holders of Notes;
     (j) impair the right to convert the Notes into Common Stock subject to the terms set forth herein, including Section 9.07;
     (k) reduce the number of shares of Common Stock, the amount of cash or the amount of other property receivable upon conversion, in each case, without the consent of the holder of each Note so affected;
     (l) modify any of the provisions of Sections 5.03 and 6.03 hereof or Sections 512 and 1013 of the Original Indenture, except to increase any such percentage or to provide that certain other provisions of this First Supplemental Indenture cannot be modified or waived without the consent of the holder of each Note so affected;
     (m) reduce the quorum or voting requirements set forth in Article XV of the Original Indenture; or
     (n) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding.
     Upon the written request of the Company and the, accompanied by a copy of each Board Resolution and Member Action authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid, the Trustee shall join with the Company and the Guarantor in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.
     It shall not be necessary for the consent of the Noteholders under this Section 6.03 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such consent shall approve the substance thereof.
     Section 6.04. Effect of Supplemental Indenture. Any supplemental indenture executed pursuant to the provisions of this Article VI shall comply with the Trust Indenture Act, as then in effect, provided that this Section 6.04 shall not require such supplemental indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or the Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article VI, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company, the Guarantor and the holders of Notes shall thereafter be determined, exercised and enforced hereunder, subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.
     Section 6.05. Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article VI may bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 13.11) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.
     Section 6.06. Evidence of Compliance of Supplemental Indenture to Be Furnished to Trustee. Prior to entering into any supplemental indenture, the Trustee shall be provided with an Officers’ Certificate of the Company and an Opinion of Counsel as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article VI and is otherwise authorized or permitted by this Indenture.
ARTICLE VII
[INTENTIONALLY OMITTED]
ARTICLE VIII
SATISFACTION AND DISCHARGE OF INDENTURE
     Section 8.01. [Intentionally Omitted]
     Section 8.02. Paying Agent to Repay Monies Held. The following provision shall be added to Article IV of the Original Indenture:
     Upon the satisfaction and discharge of this First Supplemental Indenture, all monies then held by any Paying Agent of the Notes (other than the Trustee) shall, upon written request of the Company, be repaid to it or paid to the Trustee, and thereupon such Paying Agent shall be released from all further liability with respect to such monies.
     Section 8.03. Return of Unclaimed Monies. The following provision shall be added to Article IV of the Original Indenture:
     Subject to the requirements of applicable law, any monies deposited with or paid to the Trustee for payment of the principal of or Interest on Notes and not applied but remaining unclaimed by the holders of Notes for two years after the date upon which the principal of or Interest on such Notes, as the case may be, shall have become due and payable, shall be repaid to the Company by the Trustee on demand and all liability of the Trustee shall thereupon cease with respect to such monies; and the holder of any of the Notes shall thereafter look only to the Company for any payment that such holder may be entitled to collect unless an applicable abandoned property law designates another Person.

ARTICLE IX
CONVERSION OF NOTES
     Section 9.01. Right to Convert.
     (a) Subject to and upon compliance with the provisions of this First Supplemental Indenture, including Section 9.03 hereof, prior to July 15, 2037, the holder of any Note shall have the right, at such holder’s option, to convert the principal amount of the Note, or any portion of such principal amount which is an integral multiple of $1,000 at the Conversion Rate in effect at such time, by surrender of the Note so to be converted in whole or in part, together with any required funds, under the circumstances described in this Section 9.01 and in the manner provided in Section 9.02. Settlement of conversions in cash or shares of Common Stock, or a combination thereof, shall be made as set forth in Section 9.03 hereof. The Notes shall be convertible only during the following periods upon the occurrence of one of the following events:
     (i) during any calendar quarter commencing after the calendar quarter ended September 30, 2007 and before the Business Day immediately prior to the Stated Maturity (and only during such calendar quarter) if the Last Reported Sale Price for the Common Stock for at least twenty (20) Trading Days during the period of thirty (30) consecutive Trading Days ending on the last Trading Day of the previous calendar quarter is greater than or equal to 120% of the Conversion Price on such last Trading Day;
     (ii) in the event that the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date (unless the Company fails to pay the Redemption Price); provided, that only those Notes that are called for redemption may be converted following such an event;
     (iii) during the five (5) consecutive Business Day period after any five (5) consecutive Trading Day period in which the Trading Price per Note, as determined following a request by a holder in accordance with the procedures described below, for each day of that period was less than 98% of the product of the Conversion Rate and the Last Reported Sale Price of the Common Stock such day (the “98% Trading Exception”); provided, however, that if on the date of any conversion pursuant to the 98% Trading Exception that is on or after July 15, 2022, the Last Reported Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date is greater than 100% of the Conversion Price, then Noteholders surrendering Notes for conversion will receive, in lieu of shares of Common Stock based on the Conversion Rate, shares of Common Stock with a value equal to the principal amount of Notes being converted (a “Principal Value Conversion”). Shares of Common Stock delivered upon a Principal Value Conversion will be valued at the greater of the effective Conversion Price on the eighth day prior to the Conversion Date and the Last Reported Sale Price as of the Conversion Date and will be delivered no later than the third Business Day following the determination of the Last Reported Sale Price;
     (iv) as provided in Section (b) of this Section 9.01; or
     (v) after the effective date of a Make-Whole Fundamental Change, until the 30th calendar day following such date, or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change pursuant to which the Company is required to purchase the Notes at the Noteholder’s option, until the related Fundamental Change Repurchase Date. The Company will notify holders of ay such Make-Whole Fundamental Change and the anticipated effective date and issue a press release no later than ten (10) days prior to such transaction’s anticipated effective date. If the effective date of a Make-Whole Fundamental Change occurs on or prior to July 15, 2012, and a holder elects to convert the Notes during such period (regardless of whether any other conditions to conversion set forth in clauses (i) through (iv) have been satisfied), the Company shall increase the Conversion Rate surrendered for conversion by a number of additional shares of Common Stock, which shall be determined by reference to the table below and is based on the effective date and sale price of Common Stock in such Make-Whole Fundamental Change determined as follows: (A) if the consideration paid to holders of Common Stock in such transaction consists exclusively of cash, the cash price per share and (B) otherwise, the average of the Last Reported Price of Common Stock for the ten (10) Trading Day period ending on the Trading Day immediately preceding the effective date of the transaction.
     The stock prices set forth in the first column of the table shall be adjusted as of any date on which the Conversion Rate is adjusted. The adjusted stock prices will equal the stock prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares of Common Stock to added to the Conversion Rate will be subject to adjustment in the same manner as adjustments to the Conversion Rate set forth in Section 9.06 hereof.

	Effective Price
Effective Date	$20.07	$22.50	$25.00	$27.50	$30.00	$32.50	$35.00	$40.00	$45.00	$50.00	$55.00
July 25, 2007	12.9177	8.4082	5.2002	3.0489	1.6502	0.7808	0.2888	0.0110	0.0001	0.0000	0.0000
July 15, 2008	12.9177	8.6432	5.4361	3.2736	1.8558	0.9603	0.4285	0.0403	0.0011	0.0000	0.0000
July 15, 2009	12.9177	8.7250	5.4872	3.3061	1.8812	0.9847	0.4524	0.0505	0.0019	0.0000	0.0000
July 15, 2010	12.9177	8.5942	5.2888	3.0900	1.6885	0.8386	0.3607	0.0353	0.0013	0.0000	0.0000
July 15, 2011	12.9177	8.1176	4.6260	2.3941	1.0946	0.4226	0.1310	0.0059	0.0001	0.0000	0.0000
July 15, 2012	12.9177	7.5365	3.0921	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

     The exact stock price and effective date may not be set forth on the table, in which case: (A) if the stock price is between two stock price amounts on the table above or the effective date is between two dates on the table, the number of additional shares will be determined by straight-line interpolation between the number of additional shares set forth for the higher and lower stock price amounts and the two dates, as applicable, based on a 365-day year; (B) if the stock price exceeds $55.00 per share (subject to adjustment), no additional shares will be added to the Conversion Rate; (C) if the stock price is less than $20.07 per share (subject to adjustment), no additional share will be added to the Conversion Rate; and the Conversion Rate shall not exceed 49.8256 per $1,000.00 principal amount of such Notes, subject to adjustment as provided in Section 9.06.
     In connection with any conversion pursuant to (iii), the Trustee shall have no obligation to obtain the bids necessary for the Company to determine the Trading Price of the Notes unless the Company has requested it to do so, and the Company shall have no obligation to make such request unless a holder provides the Company with reasonable evidence that the Trading Price per Note is less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company will instruct the Trustee to obtain the bids (in the manner described in the definition of Trading Price) beginning on the next Trading Day and on each successive Trading Day until the Trading Price per Note is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate.
     The Company or its designated agent shall determine on a daily basis during the time period specified in Section 9.01(a)(i) and (iii) whether the Notes shall be convertible as a result of the occurrence of an event specified in clause (i) or (iii) above and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee (or other Conversion Agent appointed by the Company) written notice thereof. Whenever the Notes shall become convertible pursuant to this Section 9.01, the Company or, at the Company’s request, the Trustee in the name and at the expense of the Company, shall notify the holders of the event triggering such convertibility in the manner provided in Section 13.03, and the Company shall also publicly announce such information by publication on the Company’s Web site or through such other public medium as it may use at such time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.
     The Trustee shall be entitled at its sole discretion to consult with the Company and to request the assistance of the Company in connection with the Trustee’s duties and obligations pursuant to Section 9.01 hereof, and the Company agrees, if requested by the Trustee, to cooperate with, and provide assistance to, the Trustee in carrying out its duties under this Section 9.01; provided, however, that nothing herein shall be construed to relieve the Trustee of its duties pursuant to Section 9.01 hereof.
     (b) In addition, if:
     (i) the Company distributes to all holders of Common Stock rights or warrants entitling them to subscribe for or purchase (for a period expiring within 45 days of the date of the distribution) shares of Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date of the distribution, or (B) the Company distributes to all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value as determined by the Board of Directors of the Company and set forth in a Board Resolution exceeding five (5) percent of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the declaration date for such distribution, then, in either case, the Notes may be surrendered for conversion at any time on and after the date that the Company gives notice to the holders of such distribution, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding, but not including, the Ex-Dividend Date or the date the Company publicly announces that such distribution will not take place; provided, that no holder may exercise this right to convert if the holder will otherwise participate in such distribution without conversion;
     (ii) the Company consolidates with or merges with or into another Person or is a party to a binding share exchange, in each case pursuant to which the Common Stock is converted into cash or property other than securities, then the Notes may be surrendered for conversion at any time from and after the date which is fifteen (15) days prior to the anticipated effective date of the transaction until and including the date which is fifteen (15) days after the actual effective date of the transaction. The Board of Directors of the Company shall determine the anticipated effective date of the transaction, and such determination shall be conclusive and binding on the holders and shall be publicly announced by the Company by publication on its Web site or through such other public medium as it may use at that time not later than two (2) Business Days prior to the 15th day prior to the anticipated effective date of the transaction. If Notes are not surrendered pursuant to this paragraph for conversion, at the effective time of the transaction, the right to convert the Notes into Common Stock will be changed into a right to convert the Notes into the kind and amount of, cash, securities or other property that a Noteholder would have received if such holder had converted such holder’s Notes immediately prior to the applicable Record Date for such transaction.
     (c) A Note in respect of which a holder is electing to exercise its option to require repurchase upon a Fundamental Change pursuant to Section 3.06 or repurchase pursuant to Section 3.07 may be converted only if such holder withdraws its election in accordance with Section 3.08(d). A Noteholder is not entitled to any rights of a holder of Common Stock until such holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article IX.
     Section 9.02. Exercise of Conversion Privilege; No Adjustment for Interest or Dividends. In order to exercise the conversion privilege with respect to any Note in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such holder, the Corporate Trust Office, such Note with the original or facsimile of the form entitled “Form of Notice of Conversion” on the reverse thereof, duly completed and manually signed, together with the appropriate endorsements and transfer documents, and accompanied by the funds, if any, required by this Section 9.02. Such notice (a “Notice of Conversion”) shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, if any, shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 9.08.
     In order to exercise the conversion privilege with respect to any interest in a Global Note, the beneficial holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program, deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required by this Section 9.02 and any transfer taxes if required pursuant to Section 9.08.
     As promptly as practicable after satisfaction of the requirements for conversion set forth above, but no later than the fifth Business Day following receipt by the Company of a Notice of Conversion, subject to Section 9.03 and subject also to compliance with any restrictions on transfer if shares issuable on conversion are to be issued in a name other than that of the Noteholder (as if such transfer were a transfer of the Note or Notes (or portion thereof) so converted), the Company shall issue and shall deliver, or cause the Conversion Agent to deliver, to such Noteholder at the office or agency maintained by the Company for such purpose pursuant to Section 1002 of the Original Indenture, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Note or portion thereof, if any, as determined by the Company in accordance with the provisions of this Article IX and a check or cash in respect of any cash amounts due upon conversion, calculated by the Company as provided in Section 9.03. In case any Note of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 2.03, the Company shall execute and the Trustee shall authenticate and deliver to the holder of the Note so surrendered, without charge to him, a Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note.
     Each conversion shall be deemed to have been effected as to any such Note (or portion thereof) on the date on which the requirements set forth above in this Section 9.02 have been satisfied as to such Note (or portion thereof) (such date, the “Conversion Date”), and the Person in whose name any certificate or certificates for shares of Common Stock, if any, shall be issuable upon such conversion shall be deemed to have become immediately prior to the close of business on said date the holder of record of the shares represented thereby.
     Any Note or portion thereof surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the immediately following Interest Payment Date shall be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment need be made (1) if the Company has specified a Redemption Date that is after a Regular Record Date and prior to the next

Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is after a Regular Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any overdue Interest, if any overdue Interest exists at the time of conversion with respect to such Note. Except as provided above in this Section 9.02, no payment or other adjustment shall be made for Interest accrued on any Note converted or for dividends on any shares issued upon the conversion of such Note as provided in this Article IX.
     Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the Custodian at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.
     Upon the conversion of a Note, that portion of the accrued but unpaid Interest with respect to the converted Note shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the holder thereof through delivery of cash or the Common Stock (together with the cash payment, if any in lieu of fractional shares) in exchange for the Note being converted pursuant to the provisions hereof; and the cash or fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares) shall be treated as issued, to the extent thereof, first in exchange for and in satisfaction of the Company’s obligation to pay the principal amount of the converted Note and the accrued but unpaid Interest to, but not including the Conversion Date, and the balance, if any, of such fair market value of such cash or Common Stock (and any such cash payment) shall be treated as issued in exchange for and in satisfaction of the right to convert the Note being converted pursuant to the provisions hereof.
     Section 9.03. Payment and Delivery Due upon Conversion; Payment of Cash in Lieu of Common Stock. As set forth in this Section 9.03, the Company shall settle its obligation (the “Conversion Obligation”) in respect of any conversion of Notes by delivering, in respect of each $1,000 principal amount of Notes converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 16 Trading Days of related Observation Period. Settlement in cash or in shares of Common Stock, as applicable, will occur on the third Business Day following the final day of the Observation Period.
     Section 9.04. Fractional Shares. No fractional shares of Common Stock or scrip certificates representing fractional shares shall be issued upon conversion of Notes. If more than one Note shall be surrendered for conversion at one time by the same holder, the number of full shares that shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted hereby) so surrendered. If any fractional share of stock would be issuable upon the conversion of any Note or Notes, the Company shall make an adjustment and payment therefor in cash to the Noteholders at the Last Reported Sale Price on the last Trading Day immediately preceding the day on which the Notes (or specified portions thereof) are deemed to have been converted.
     Section 9.05. Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock specified in the form of Note (herein called the “Conversion Rate”) attached as Exhibit A hereto (initially 36.9079 shares), subject to adjustment as provided in this Article IX.
     Section 9.06. Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

     (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of the Common Stock, or effects a share split or share combination, the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	OS’
OS0

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR’	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

OS’	=	the number of shares of Common Stock outstanding immediately after such event
     Such adjustment shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination. The Company will not pay any dividend or make any distribution on shares of Common Stock held in treasury by the Company. If any dividend or distribution of the type described in this Section 9.06(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.
     (b) If the Company issues to all or substantially all holders of its Common Stock any rights or warrants entitling them for a period of not more than 45 days to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share or a conversion price per share less than the Last Reported Sale Price of shares of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula (provided, that the Conversion Rate will be readjusted to the extent that such rights or warrants are not exercised prior to their expiration):

CR’ = CR0	OS0 + X OS0 + Y

where,

CR0	=	the Conversion Rate in effect immediately prior to such event

CR’	=	the Conversion Rate in effect immediately after such event

OS0	=	the number of shares of Common Stock outstanding immediately prior to such event

X	=	the total number of shares of Common Stock issuable pursuant to such rights

Y	=	the number of shares of Common Stock equal to the aggregate price payable to exercise such rights divided by the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date with respect to the issuance of such rights
     Such adjustment shall be successively made whenever any such rights or warrants are issued and shall become effective immediately after the opening of business on the Business Day following the date fixed for such determination. The Company shall not issue any such rights, options or warrants in respect of shares of Common Stock held in treasury by the Company. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.
     In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than the Last Reported Sale Price of shares of Common Stock on the Business Day immediately preceding the time of announcement of such issuance, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors of the Company.
     (c) If the Company distributes shares of its Capital Stock, evidences of its Indebtedness or other assets or property of the Company to all or substantially all holders of the Common Stock, excluding:
     (i) dividends, distributions and rights or warrants referred to in clause (a) or (b) above; and
     (ii) dividends or distributions paid exclusively in cash referred to in clause (d) below; then the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0

SP0— FMV

where,

CR0	=	the Conversion Rate in effect immediately prior to such distribution

CR’	=	the Conversion Rate in effect immediately after such distribution

SP0	=	the average of the Last Reported Sale Prices of the Common Stock for the ten days prior to the Business Day immediately preceding the Ex-Dividend Date with respect to such distribution

FMV	=	the fair market value (as determined by the Board of Directors of the Company) of the shares of the Company’s Capital Stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for such distribution
     Such adjustment shall become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.
     (d) If the Company makes any cash dividend or distribution during any quarterly fiscal period to all or substantially all holders of Common Stock, other than regular quarterly dividends that do not exceed $0.60 per share (the “Quarterly Dividend Threshold Amount”), the Conversion Rate will be adjusted based on the following formula:

CR’ = CR0 x	SP0

SP0 — C

CR0	=	the Conversion Rate in effect immediately prior to the Ex-Dividend Date for such distribution

CR’	=	the Conversion Rate in effect immediately after the Ex-Dividend Date for such distribution

SP0	=	the average of the closing sale prices of our Common Stock for the ten consecutive Trading Days prior to the Business Day immediately preceding the Ex-Dividend Date with respect to such distribution

C	=	the amount in cash per share the Company distributes to holders of Common Stock that exceeds the Quarterly Dividend Threshold Amount
     Such adjustment shall become effective immediately prior to the opening of business on the Business Day following the date fixed for the determination of shareholders entitled to receive such distribution.
     The quarterly dividend threshold amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate and shall be adjusted at the same time that Conversion Rate is adjusted; provided, that no adjustment will be made to the quarterly dividend threshold amount for any adjustment made to the Conversion Rate under clause (d) hereof. If any dividend or distribution declared in clause (d) hereof is declared but not paid or so made, the new Conversion Rate shall be readjusted to the Conversion Rate that then would have been in effect if such dividend or distribution had not been declared.
     (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Expiration Time”), the Conversion Rate will be increased based on the following formula:

CR’ = CR0 x	AC + (SP’ x OS’)

OS0 — SP’

where,

CR0	=	the Conversion Rate in effect on the date such tender or exchange offer expires

CR’	=	the Conversion Rate in effect on the day next succeeding the date such tender or exchange offer expires

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board of Directors of the Company) paid or payable for shares purchased in such tender or exchange offer

OS0	=	the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires

OS’	=	the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires

SP’	=	the average of the Last Reported Sale Prices of Common Stock for the ten consecutive Trading Days commencing on the Trading Day next succeeding the date such tender or exchange offer expires.
     If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.
     If, however, the application of the foregoing formula would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made.
     Except as stated herein, the Company will not adjust the Conversion Rate for the issuance of shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock or the right to purchase shares of Common Stock or such convertible or exchangeable securities.
     (f) Notwithstanding the foregoing provisions of this Section 9.06, no adjustment shall be made thereunder, nor shall an adjustment be made to the ability of a holder of a Note to convert, for any distribution described therein if the holder will otherwise participate in the distribution without conversion of such holder’s Notes.
     (g) The Company may (but is not required to) make such increases in the Conversion Rate, in addition to those required by clauses (a) through (e) of this Section 9.06 as the Board of Directors of the Company considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or any similar event treated as such for income tax purposes.
     To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of at least twenty (20) days if the Board of Directors of the Company shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall mail to holders of record of the Notes a notice of the increase at least fifteen (15) days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.
     (h) No adjustment to the Conversion Rate need be made:
     (i) upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any plan;
     (ii) upon the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries;
     (iii) upon the issuance of any shares of Common Stock pursuant to any option, warrant, right, or exercisable, exchangeable or convertible security not described in subclause (ii) above and outstanding as of the date the Notes were first issued;
     (iv) if the Noteholders may participate in the transaction that would otherwise give rise to an adjustment pursuant to this Section 9.06;
     (v) for a change in the par value of the Common Stock; or
     (vi) for accrued and unpaid Interest.
     (i) No adjustment to the Conversion Rate shall be required pursuant to this Section 9.06 until the earlier of (1) such time as the Company shall have mailed or caused to be mailed a Redemption Notice to be made pursuant to Section 3.03, (2) such adjustment would require an increase or decrease of at least one (1) percent in the Conversion Rate or (3) the Conversion Date upon a conversion of the Notes; provided, however, that any adjustments which by reason of this clause (j) of Section 9.06 are not required to be made, shall be carried forward and taken into account in any subsequent adjustment.
     (j) All calculations under this Article IX shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be.
     (k) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to the holder of each Note at his last address appearing on the Note Register provided for in Section 305 of the Original Indenture, within twenty (20) days after execution of such Officers’ Certificate. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.
     (l) In any case in which this Section 9.06 provides that an adjustment shall become effective immediately after (i) a Record Date for an event, (ii) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 9.06(a), (c), or (d), (iii) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 9.06(b), or (iv) the Expiration Time for any tender or exchange offer pursuant to Section 9.06(e), (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) (x) issuing to the holder of any Note converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder any amount in cash in lieu of any fractional shares of Common Stock pursuant to Section 9.04. For purposes of this clause (l), the term “Adjustment Event” shall mean:
     (i) in any case referred to in clause (1) hereof, the occurrence of such event,
     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,
     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and
     (iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.
     (m) For purposes of this Section 9.06, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractional shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.
     (n) If, in connection with any adjustment to the Conversion Rate as set forth in this Section 9.06 a Noteholder shall be deemed for U.S. federal tax purposes to have received a distribution, the Company may set off any withholding tax it is required to collect with respect to any such deemed distribution against cash payments of interest in accordance with the provisions of Article II hereof or from cash and shares of Common Stock, if any, otherwise deliverable to a Noteholder upon a conversion of Notes in accordance with the provisions of Section 9.03 hereof or a redemption or repurchase of a Note in accordance with the provisions of Article III hereof.

     Section 9.07. Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 9.06(a) applies), (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all of the properties and assets of the Company to any other Person, in each case as a result of which holders of Common Stock shall be entitled to receive cash, securities or other property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing that each Note shall be convertible into the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance by a holder of a number of shares of Common Stock issuable upon conversion of such Notes immediately prior to such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, assuming such holder of Common Stock did not exercise his rights of election, if any, as to the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance (provided, that, if the kind or amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 9.07 the kind and amount of cash, securities or other property receivable upon such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX. For purposes of this Section 9.07, where a consolidation, merger or binding share exchange involves a transaction that causes the shares of Common Stock to be converted into the right to receive more than a single type of consideration based upon any form of stockholder election, such consideration will be deemed to be weighted average of the types and amounts of consideration received by the holders of shares of Common Stock that affirmatively make such an election.
     The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder, at its address appearing on the Note Register provided for in Section 305 of the Original Indenture, within twenty (20) days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.
     The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, binding share exchanges, combinations, sales and conveyances.
     If this Section 9.07 applies to any event or occurrence, Section 9.06 shall not apply.
     Section 9.08. Taxes on Shares Issued. The issuance of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 9.09. Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes from time to time as such Notes are presented for conversion.
     Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.
     The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.
     The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly and lawfully issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.
     The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange, National Association of Securities Dealers Automated Quotation System or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes.
     Section 9.10. Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to the Company or any Noteholders to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Note; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IX. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Noteholders upon the conversion of their Notes after any event referred to in such Section 9.07 or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 9.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 9.11. Notice to Holders Prior to Certain Actions. In case:
     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.06; or
     (b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or
     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or
     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;
     the Company shall cause to be filed with the Trustee and to be mailed to each Noteholder at his address appearing on the Note Register provided for in Section 305 of the Original Indenture, as promptly as possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.
     Section 9.12. Shareholders. If the Company adopts or subsequently amends a shareholder rights plan and if the rights provided for in such plan have separated from the shares of Common Stock in accordance with the provisions of the applicable shareholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the conversion rate will be adjusted as if the Company distributed to all holders of Common Stock shares of the Company’s Capital Stock, evidences of Indebtedness or assets (including securities but excluding rights or warrants to purchase Common Stock issued to all holders of Common Stock, Common Stock issued as a dividend or distribution on Common Stock and cash distributions), subject to readjustment upon the subsequent expiration, termination or redemption of the rights. In lieu of any such adjustment, the Company may amend any such future shareholder rights agreement to provide that upon conversion of the Notes the holders will receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement.
ARTICLE X
GUARANTEE
     Section 10.01. Release of Guarantee. Section 1207 of the Original Indenture is replaced in its entirety by the following:

     (a) Concurrently with the payment in full of (i) the principal of and Interest on the Notes and (ii) all other obligations of the Company under this First Supplemental Indenture, the Guarantor shall be released from and relieved of its obligations under this Article X. Upon the delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that the transaction giving rise to the release of the Guarantee was made by the Company in accordance with the provisions of this First Supplemental Indenture and the Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Guarantor from its obligations under the Guarantee. If any of the obligations to pay the principal of and Interest on the Notes and all other obligations of the Company are revived and reinstated after the termination of the Guarantee, then all of the obligations of the Guarantor under the Guarantee shall be revived and reinstated as if the Guarantee had not been terminated until such time as the principal of and Interest on the Notes are paid in full, and the Guarantor shall enter into an amendment to the Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.
     (b) The Guarantor will be automatically and unconditionally released from its obligations under the Guarantee and all its obligations under this First Supplemental Indenture with respect to the Notes (i) upon the sale or other disposition by the Company of the Guarantor or all or substantially all of its assets (including by way of merger or consolidation or any sale, distribution or transfer or all of the Capital Stock of the Guarantor) to a Person that is not a Subsidiary of the Company; (ii) if at any time all of the Guarantees that the Guarantor shall have provided in respect of any of the Company’s then outstanding senior convertible notes due 2037 or senior subordinated convertible notes due 2037 shall have been permanently terminated; (iii) if at any time, as a result of any transaction or series of related transaction, (1) the Company and the Subsidiaries own, in the aggregate, less than 20% of the outstanding shares of each class and series of then outstanding Capital Stock of the Guarantor and (2) the Company is no longer required to treat the Guarantor as a consolidated Subsidiary for purpose of its consolidated financial statements prepared in accordance with GAAP.
ARTICLE XI
SUBORDINATION OF THE NOTES
     Section 11.01. Applicability of Article. To the extent the terms of this Article XI differ or conflict with the terms of Article XVI of the Original Indenture, the terms of this Article XI shall govern.
     Section 11.02. Agreement of Subordination.
     The Company covenants and agrees, and each Noteholder issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XI; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     The payment of the principal of, and the cash portion of the Conversion Obligation as set forth in Section 9.03, and any Interest on, all Notes (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes subject to purchase in accordance with pursuant to Section 3.06) issued hereunder shall, except to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of all of the Company’s other existing and future Senior Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred. The Notes shall rank senior in right of payment to all of the Company’s Indebtedness, whether outstanding at the date of this First Supplemental

Indenture or thereafter incurred, that provides for its subordination to the Notes, including any guarantee issued by the Company of Indebtedness incurred by the Guarantor in connection with the TP Securities outstanding as of the date of this First Supplemental Indenture. The Notes shall rank equal in right of payment to all of the Company’s Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred, which provides for equal ranking with the Notes, including Indebtedness issued by the Company in connection with the Contemporaneous Exchange Offer.
     No provision of this Article XI shall prevent the occurrence of any default or Event of Default hereunder.
     Section 11.03. Payments to Holders.
     (a) No payment shall be made with respect to the principal of (including any Redemption Price or Repurchase Price pursuant to Article III) and Interest on, the Notes, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 11.08, if:
     (i) a default in the payment of Senior Indebtedness occurs and is continuing beyond any applicable period of grace (a “Payment Default”),
     (ii) the Company receives written notice of such Payment Default by the holders of such Senior Indebtedness, or any trustee therefor, and
     (iii) unless and until such Payment Default shall have been cured or waived or shall have ceased to exist.
     Promptly upon receiving notice of a Payment Default, and subject to Section 11.08, the Company shall deliver to the Trustee an Officers’ Certificate specifying with particularity such Payment Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto. The Company hereby covenants and agrees that it shall resume payments on and distributions in respect of the Notes upon the date on which such Payment Default is cured or waived or ceases to exist. Promptly upon becoming aware that a Payment Default has been cured or waived or ceased to exist, and subject to Section 11.08, the Company shall deliver to the Trustee an Officers’ Certificate specifying that a Payment Default no longer exists and that payments in respect of principal (including any Redemption Price or Repurchase Price pursuant to Article III and Interest (including, if any, Interest on any Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (the “Defaulted Interest”)) shall resume.
     (b) In the event of a bankruptcy, insolvency or other proceeding described in clause (k) or (l) of the definition of Event of Default in Section 5.02 (each such event, if any, herein sometimes referred to as a “Proceeding”), all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) of the Company shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Noteholder on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the Notes or the Guarantee, to the payment of all Senior Indebtedness of the Company at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness of the Company in accordance with the priorities then existing among such holders until all

Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Company shall have been paid in full.
     (c) In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Company, the Noteholders, together with the holders of any obligations of the Company ranking pari passu with the Notes, shall be entitled to be paid from the remaining assets of the Company the amounts at the time due and owing on account of unpaid principal of and any premium and Interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any equity or membership interests or any obligations of the Company ranking junior to the Notes and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Company or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness of the Company at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Noteholder in contravention of any of the terms hereof and before all Senior Indebtedness of the Company shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Company at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Company remaining unpaid, to the extent necessary to pay all such Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Company in full. In the event of the failure of the Trustee or any Noteholder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness of the Company is hereby irrevocably authorized to endorse or assign the same.
     (d) Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI.
     (e) The Trustee and the Noteholders, at the expense of the Company, shall take such reasonable action (including the delivery of this First Supplemental Indenture to an agent for any holders of Senior Indebtedness of the Company or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness of the Company at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.
     (f) The provisions of this Section 11.03 shall not impair any rights, interests, remedies or powers of any secured creditor of the Company in respect of any security interest the creation of which is not prohibited by the provisions of this First Supplemental Indenture.
     (g) The securing of any obligations of the Company, otherwise ranking on a parity with the Notes or the Guarantee or ranking junior to the Notes or Guarantee, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Notes or the Guarantee or ranking junior to the Notes or the Guarantee.

     Section 11.04. Payment Permitted If No Default.
     Nothing contained in this Article XI or elsewhere in this First Supplemental Indenture or in any of the Notes shall prevent (a) the Company, at any time, except during the pendency of the conditions described in paragraph (a) of Section 11.03 or of any Proceeding referred to in Section 11.03, from making payments at any time of principal of and any premium or Interest on the Notes or (b) the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of and any premium or Interest on the Notes or the retention of such payment by the Noteholders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 11.08 that such payment would have been prohibited by the provisions of this Article XI, except as provided in Section 11.08.
     Section 11.05. Provisions Solely to Define Relative Rights.
     The provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Indebtedness of the Company on the other hand. Nothing contained in this Article XI or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall (a) impair, as between the Company and the Noteholders, the obligations of the Company, which are absolute and unconditional, to pay to the Noteholders the principal of and any premium and Interest on the Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Company of the Noteholders and creditors of the Company other than their rights in relation to the holders of Senior Indebtedness of the Company or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this First Supplemental Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness of the Company to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     Section 11.06. Subrogation of Notes.
     Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness of the Company, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Company, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XI (equally and ratably with the holders of all Indebtedness of the Company that by its express terms is subordinated to Senior Indebtedness of the Company to substantially the same extent as the Notes are subordinated to the Senior Indebtedness of the Company and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness of the Company) to the rights of the holders of such Senior Indebtedness of the Company to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness of the Company until the principal of and any premium and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Company of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article XI, and no payments made pursuant to the provisions of this Article XI to the holders of Senior Indebtedness of the Company by Noteholders or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness of the Company, and the Noteholders, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness of the Company.
     Section 11.07. Authorization to Effect Subordination.

     Each Noteholder by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XI and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     Section 11.08. Notice to Trustee.
     (a) The Company shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Company that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XI or any other provision of this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, that if the Trustee shall not have received the notice provided for in this Section 11.08 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.
     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Company (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Company (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company to participate in any payment or distribution pursuant to this Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Company held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 11.09. Rights of Trustee as Holder of Senior Indebtedness.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness of the Company that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Company, and nothing in this First Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.
     Section 11.10. No Waiver of Subordination Provisions.
     (a) No right of any present or future holder of any Senior Indebtedness of the Company to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this First Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.

     (b) Without in any way limiting the generality of paragraph (a) of this Section 11.10, the holders of Senior Indebtedness of the Company may, at any time and from to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to such Noteholders and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of such Noteholders to the holders of Senior Indebtedness of the Company, do any one or more of the following:
     (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
     (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
     (iii) release any Person liable in any manner for the payment of such Senior Indebtedness; and
     (iv) exercise or refrain from exercising any rights against the Company and any other Person.
     Section 11.11. Certain Conversions Deemed Payment.
     For the purposes of this Article XI only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Section 9.03 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the principal of, if any, or Interest on, Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 9.03), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 11.11, the term “junior securities” means (a) shares of capital stock of any class or series of the Company or (b) securities of the Company which are subordinated in right of payment to all Senior Indebtedness of the Company which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article XI. Nothing contained in this Article XI or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness of the Company and the Noteholders, the right, which is absolute and unconditional, of any Noteholder to convert Notes in accordance with Article IX.
     Section 11.12. Article Applicable to Paying Agents.
     If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee.

     Section 11.13. Senior Indebtedness Entitled to Rely.
     The holders of Senior Indebtedness of the Company shall have the right to rely upon this Article XI, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
     Section 11.14. Trustee Not Fiduciary for Holders of Senior Indebtedness.
     The Trustee, in its capacity as trustee under this First Supplemental Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Company and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Noteholders or to the Company or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article XI or otherwise.
ARTICLE XII
SUBORDINATION OF THE GUARANTEE
     Section 12.01. Agreement of Subordination.
     The Guarantor covenants and agrees, and each Noteholder issued hereunder by its acceptance thereof likewise covenants and agrees, that all Notes shall be issued subject to the provisions of this Article XII; and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.
     The payment of the principal of, and the cash portion of the Conversion Obligation as set forth in Section 9.03, and any Interest on, all Notes (including, but not limited to, the Fundamental Change Repurchase Price with respect to the Notes subject to purchase in accordance with pursuant to Section 3.05) issued hereunder shall, except to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full, in cash or other payment satisfactory to the holders of all of the Guarantor’s other existing and future Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred.
     The Guarantee shall, except to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to all of the Guarantor’s Indebtedness or guarantees of Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred. The Guarantee shall rank senior in right of payment to all of the Guarantor’s Indebtedness that provides for its subordination to the Guarantee, whether outstanding at the date of this First Supplemental Indenture, including Indebtedness of the Guarantor issued in connection with the TP Securities outstanding as of the date of this First Supplemental Indenture, or thereafter incurred. The Guarantee shall rank equal in right of payment to all of the Guarantor’s Indebtedness, whether outstanding at the date of this First Supplemental Indenture or thereafter incurred, which provides for equal ranking with the Guarantee, including the guarantee provided by the Guarantor of the Indebtedness issued in the Contemporaneous Exchange Offer.
     No provision of this Article XII shall prevent the occurrence of any default or Event of Default hereunder.
     Section 12.02. Payments to Holders.

     (a) No payment shall be made with respect to the principal of (including any Redemption Price or Repurchase Price pursuant to Article III) and Interest on, the Notes, except payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 12.07, in the event and during the continuation of any Payment Default by the Guarantor, upon written notice of such default to the Guarantor by the holders of such Senior Debt of the Guarantor or any trustee therefor, unless and until such Payment Default shall have been cured or waived or shall have ceased to exist. Promptly upon receiving notice of a Payment Default, and subject to Section 12.07, the Guarantor shall deliver to the Trustee an Officers’ Certificate specifying with particularity such Payment Default and further stating what action the Guarantor has taken, is taking or proposes to take with respect thereto. The Guarantor hereby covenants and agrees that it shall resume payments on and distributions in respect of the Notes upon the date on which such Payment Default is cured or waived or ceases to exist. Promptly upon becoming aware that a Payment Default has been cured or waived or ceased to exist, and subject to Section 12.07, the Guarantor shall deliver to the Trustee an Officers’ Certificate specifying that a Payment Default no longer exists and that payments in respect of principal (including any Redemption Price or Repurchase Price pursuant to Article III and Interest (including, if any, Defaulted Interest) shall resume.
     (b) In the event of a Proceeding, all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) of the Guarantor shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made to any Noteholder on account thereof. Any payment or distribution, whether in cash, securities or other property (other than securities of the Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the Notes or the Guarantee, to the payment of all Senior Indebtedness of the Guarantor at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for these subordination provisions) be payable or deliverable in respect of the Notes shall be paid or delivered directly to the holders of Senior Indebtedness of the Guarantor in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Guarantor shall have been paid in full.
     (c) In the event of any Proceeding, after payment in full of all sums owing with respect to Senior Indebtedness of the Guarantor, the Noteholders, together with the holders of any obligations of the Guarantor ranking pari passu with the Notes, shall be entitled to be paid from the remaining assets of the Guarantor the amounts at the time due and owing on account of unpaid principal of and any premium and Interest on the Notes and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any equity or membership interests or any obligations of the Guarantor ranking junior to the Notes and such other obligations. If, notwithstanding the foregoing, any payment or distribution of any character or any security, whether in cash, securities or other property (other than securities of the Guarantor or any other entity provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in these subordination provisions with respect to the Indebtedness evidenced by the Notes, to the payment of all Senior Indebtedness of the Guarantor at the time outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment) shall be received by the Trustee or any Noteholder in contravention of any of the terms hereof and before all Senior Indebtedness of the Guarantor shall have been paid in full, such payment or distribution or security shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of the Senior Indebtedness of the Guarantor at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness of the Guarantor remaining unpaid, to the extent necessary to pay all such Senior Indebtedness (including any interest thereon accruing after the commencement of any Proceeding) of the Guarantor in full. In the event of the failure of the Trustee or any Noteholder to endorse or assign any such payment, distribution or security, each holder of Senior Indebtedness of the Guarantor is hereby irrevocably authorized to endorse or assign the same.
     (d) Upon any payment or distribution of assets of the Guarantor referred to in this Article XII, the Trustee and the Noteholders shall be entitled to conclusively rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Noteholders, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other Indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XII.
     (e) The Trustee and the Noteholders, at the expense of the Guarantor, shall take such reasonable action (including the delivery of this First Supplemental Indenture to an agent for any holders of Senior Indebtedness of the Guarantor or consent to the filing of a financing statement with respect hereto) as may, in the opinion of counsel designated by the holders of a majority in principal amount of the Senior Indebtedness of the Guarantor at the time outstanding, be necessary or appropriate to assure the effectiveness of the subordination effected by these provisions.
     (f) The provisions of this Section 12.02 shall not impair any rights, interests, remedies or powers of any secured creditor of the Guarantor in respect of any security interest the creation of which is not prohibited by the provisions of this First Supplemental Indenture.
     (g) The securing of any obligations of the Guarantor, otherwise ranking on a parity with the Notes or the Guarantee or ranking junior to the Notes or Guarantee, shall not be deemed to prevent such obligations from constituting, respectively, obligations ranking on a parity with the Notes or the Guarantee or ranking junior to the Notes or the Guarantee.
     Section 12.03. Payment Permitted If No Default.
     Nothing contained in this Article XII or elsewhere in this First Supplemental Indenture or in any of the Notes shall prevent (a) the Guarantor, at any time, except during the pendency of the conditions described in paragraph (a) of Section 12.02 or of any Proceeding referred to in Section 12.02, from making payments at any time of principal of and any premium or Interest on the Notes or (b) the application by the Trustee of any monies deposited with it hereunder to the payment of or on account of the principal of and any premium or Interest on the Notes or the retention of such payment by the Noteholders, if, at the time of such application by the Trustee, it did not have knowledge (in accordance with Section 12.07 that such payment would have been prohibited by the provisions of this Article XII, except as provided in Section 12.07.
     Section 12.04. Provisions Solely to Define Relative Rights.
     The provisions of this Article XII are and are intended solely for the purpose of defining the relative rights of the Noteholders on the one hand and the holders of Senior Indebtedness of the Guarantor on the other hand. Nothing contained in this Article XII or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall (a) impair, as between the Guarantor and the Noteholders, the obligations of the Guarantor, which are absolute and unconditional, to pay to the Noteholders the principal of and any premium and Interest on the Notes as and when the same shall become due and payable in accordance with their terms, (b) affect the relative rights against the Guarantor of the

Noteholders and creditors of the Guarantor other than their rights in relation to the holders of Senior Indebtedness of the Guarantor or (c) prevent the Trustee or the Holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this First Supplemental Indenture, including filing and voting claims in any Proceeding, subject to the rights, if any, under this Article XII of the holders of Senior Indebtedness of the Guarantor to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.
     Section 12.05. Subrogation of Notes.
     Subject to the payment in full of all amounts due or to become due on all Senior Indebtedness of the Guarantor, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness of the Guarantor, the Noteholders shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XII (equally and ratably with the holders of all Indebtedness of the Guarantor that by its express terms is subordinated to Senior Indebtedness of the Guarantor to substantially the same extent as the Notes are subordinated to the Senior Indebtedness of the Guarantor and are entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Indebtedness) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to such Senior Indebtedness until the principal of and any premium and interest on the Notes shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of the Guarantor of any cash, property or securities to which the Noteholders or the Trustee would be entitled except for the provisions of this Article XII, and no payments made pursuant to the provisions of this Article XII to the holders of Senior Indebtedness of the Guarantor by Noteholders or the Trustee, shall, as among the Guarantor, its creditors other than holders of Senior Indebtedness of the Guarantor, and the Noteholders, be deemed to be a payment or distribution by the Guarantor to or on account of the Senior Indebtedness of the Guarantor.
     Section 12.06. Authorization to Effect Subordination.
     Each Noteholder by his or her acceptance thereof authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination provided in this Article XII and appoints the Trustee his or her attorney-in-fact for any and all such purposes.
     Section 12.07. Notice to Trustee.
     (a) The Guarantor shall give prompt written notice to a Responsible Officer of the Trustee of any fact known to the Guarantor that would prohibit the making of any payment to or by the Trustee in respect of the Notes. Notwithstanding the provisions of this Article XII or any other provision of this First Supplemental Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment to or by the Trustee in respect of the Notes, unless and until a Responsible Officer of the Trustee shall have received written notice thereof from the Guarantor or a holder of Senior Indebtedness or from any trustee, agent or representative therefor; provided, that if the Trustee shall not have received the notice provided for in this Section 12.07 at least two Business Days prior to the date upon which by the terms hereof any monies may become payable for any purpose (including, the payment of the principal of and any premium on or interest on any Note), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received and shall not be affected by any notice to the contrary that may be received by it within two Business Days prior to such date.

     (b) The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or herself to be a holder of Senior Indebtedness of the Guarantor (or a trustee, agent, representative or attorney-in-fact therefor) to establish that such notice has been given by a holder of Senior Indebtedness of the Guarantor (or a trustee, agent, representative or attorney-in-fact therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Guarantor to participate in any payment or distribution pursuant to this Article XII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of the Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.
     Section 12.08. Rights of Trustee as Holder of Senior Indebtedness.
     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XII with respect to any Senior Indebtedness of the Guarantor that may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of the Guarantor, and nothing in this First Supplemental Indenture shall deprive the Trustee of any of its rights as such holder.
     Section 12.09. No Waiver of Subordination Provisions.
     (a) No right of any present or future holder of any Senior Indebtedness of the Guarantor to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this First Supplemental Indenture, regardless of any knowledge thereof that any such holder may have or be otherwise charged with.
     (b) Without in any way limiting the generality of paragraph (a) of this Section 12.09, the holders of Senior Indebtedness of the Guarantor may, at any time and from to time, without the consent of or notice to the Trustee or the Noteholders, without incurring responsibility to such Noteholders and without impairing or releasing the subordination provided in this Article XII or the obligations hereunder of such Noteholders to the holders of Senior Indebtedness of the Guarantor, do any one or more of the following:
     (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Senior Indebtedness, or otherwise amend or supplement in any manner such Senior Indebtedness or any instrument evidencing the same or any agreement under which such Senior Indebtedness is outstanding;
     (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Senior Indebtedness;
     (iii) release any Person liable in any manner for the payment of such Senior Indebtedness; and
     (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person.

     Section 12.10. Certain Conversions Deemed Payment.
     For the purposes of this Article XII only, (1) the issuance and delivery of junior securities upon conversion of Notes in accordance with Section 9.03 shall not be deemed to constitute a payment or distribution on account of the principal of, or premium, if any, the cash portion of the principal of, if any, or Interest on, Notes or on account of the purchase or other acquisition of Notes, and (2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 9.03), property or securities (other than junior securities) upon conversion of a Note shall be deemed to constitute payment on account of the principal of such Note. For the purposes of this Section 12. 10, the term “junior securities” means (a) shares of capital stock of any class or series of the Guarantor or (b) securities of the Guarantor which are subordinated in right of payment to all Senior Indebtedness of the Guarantor which may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated as provided in this Article XII. Nothing contained in this Article XII or elsewhere in this First Supplemental Indenture or in the Notes is intended to or shall impair, as among the Guarantor, its creditors other than holders of Senior Indebtedness of the Guarantor and the Noteholders, the right, which is absolute and unconditional, of any Noteholder to convert Notes in accordance with Article IX.
     Section 12.11. Article Applicable to Paying Agents.
     If at any time any Paying Agent other than the Trustee shall have been appointed by the Guarantor and be then acting hereunder, the term “Trustee” as used in this Article XII shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XII in addition to or in place of the Trustee.
     Section 12.12. Senior Indebtedness Entitled to Rely.
     The holders of Senior Indebtedness of the Guarantor shall have the right to rely upon this Article XII, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.
     Section 12.13. Trustee Not Fiduciary for Holders of Senior Indebtedness.
     The Trustee, in its capacity as trustee under this First Supplemental Indenture, shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness of the Guarantor and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Noteholders or to the Guarantor or to any other Person cash, property or securities to which any holders of Senior Indebtedness of the Guarantor shall be entitled by virtue of this Article XII or otherwise.
ARTICLE XIII
MISCELLANEOUS PROVISIONS
     Section 13.01. Provisions Binding on Company’s and Guarantor’s Successors. All the covenants, stipulations, promises and agreements by the Company or the Guarantor contained in this First Supplemental Indenture shall bind the Company’s and the Guarantor’s, as the case may be, successors and assigns whether so expressed or not.
     Section 13.02. Official Acts by Successor Corporation. Any act or proceeding by any provision of this First Supplemental Indenture authorized or required to be done or performed by any board,

committee or officer of the Company or the Guarantor shall and may be done and performed with like force and effect by the like board, committee or officer of any Person that shall at the time be the lawful sole successor of the Company or the Guarantor.
     Section 13.03. Addresses for Notices, Etc. Any request, notice or demand which by any provision of this First Supplemental Indenture is required or permitted to be given or served by the Trustee or by the holders of Notes on the Company or the Guarantor shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by telecopier transmission addressed as follows: to CapitalSource Inc., 4445 Willard Avenue, 12th Floor, Chevy Chase, Maryland 20815, Telecopier No.: 301-841-2307, Attention: Chief Financial Officer. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if delivered by messenger or overnight carrier, given or served by being deposited, postage prepaid, by registered or certified mail in a post office letter box, addressed as follows: Wells Fargo Bank, N.A., 1600 J.F. Kennedy Blvd., Suite 810, Philadelphia, PA 19103; Telephone: 215-861-9406, Facsimile: 215-861-9460; provided, however, that the Trustee shall not be deemed to have received notice until such notice is actually received.
     The Company, the Guarantor, or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed to a Noteholder shall be mailed to him by first class mail, postage prepaid, at his address as it appears on the Note Register and shall be sufficiently given to him if so mailed within the time prescribed.
     Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.
     Section 13.04. Notice to Holders. Where this First Supplemental Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Noteholders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     Section 13.05. Governing Law. This First Supplemental Indenture and each Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).
     Section 13.06. Company Responsible for Making Calculations. The Company will be responsible for making all calculations called for under this First Supplemental Indenture. These calculations include, but are not limited to, determination of the Last Reported Sale Price or Trading Price, the amount of accrued Interest payable on the Notes and the Conversion Rate of the Notes. The Company will make these calculations in good faith and, absent manifest error, these calculations will be final and binding on the Noteholders. Promptly after the calculation thereof, the Company will provide to each of the Trustee and the Conversion Agent an Officers’ Certificate setting forth a schedule of its calculations, and each of the Trustee and the Conversion Agent is entitled to conclusively rely upon the accuracy of such calculations without independent verification. The Trustee will forward the Company’s calculations to any Noteholder upon the written request of such Noteholder.

     Section 13.07. Evidence of Compliance with Conditions Precedent, Certificates to Trustee. Upon any application, request or demand by the Company or the Guarantor to the Trustee to take any action under any of the provisions of this Indenture, the Company or the Guarantor, as applicable, shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with, and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include: (1) a statement that the person making such certificate or opinion has read such covenant or condition; (2) a brief statement as to the nature and scope of the examination or investigation upon which the statement or opinion contained in such certificate or opinion is based; (3) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.
     Section 13.08. Trust Indenture Act. This First Supplemental Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act; provided, that unless otherwise required by law, notwithstanding the foregoing, this First Supplemental Indenture and the Notes issued hereunder shall not be subject to the provisions of subsections (a)(1), (a)(2), and (a)(3) of Section 314 of the Trust Indenture Act as now in effect or as hereafter amended or modified; provided further that this Section 19.09 shall not require this First Supplemental Indenture or the Trustee to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party to the Indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.
     Section 13.09. No Security Interest Created. Except as provided in Section 9.06, nothing in this First Supplemental Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction in which property of the Company or its subsidiaries is located.
     Section 13.10. Benefits of Indenture. Nothing in the First Supplemental Indenture or in the Notes, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
     Section 13.11. Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf, and subject to its direction, in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 305 of the Original Indenture, Section 3.03 and Section 3.08, as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this First Supplemental Indenture and those Sections to authenticate and deliver Notes. For all purposes of this First Supplemental Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 9.09.

     Any corporation into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation is otherwise eligible under this Section 13.11, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation.
     Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section, the Trustee shall either promptly appoint a successor authenticating agent or itself assume the duties and obligations of the former authenticating agent under this First Supplemental Indenture and, upon such appointment of a successor authenticating agent, if made, shall give written notice of such appointment of a successor authenticating agent to the Company and shall mail notice of such appointment of a successor authenticating agent to all Noteholders as the names and addresses of such Noteholders appear on the Note Register.
     The Company agrees to pay to the authenticating agent from time to time such reasonable compensation for its services as shall be agreed upon in writing between the Company and the authenticating agent.
     Section 13.12. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
     Section 13.13. Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Wells Fargo Bank, N.A., hereby accepts the trusts in this First Supplemental Indenture declared and provided, upon the terms and conditions herein above set forth.
THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed.

CAPITALSOURCE INC., as Issuer
By:
Name:
Title:

CAPITALSOURCE FINANCE LLC, as Guarantor
By:
Name:
Title:

WELLS FARGO BANK, N.A., as Trustee
By:
Name:
Title:

EXHIBIT A
[Include only for Global Notes:]
     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (THE “DEPOSITARY,” WHICH TERM INCLUDES ANY SUCCESSOR DEPOSITARY FOR THE CERTIFICATES) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREIN IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.
     THE NOTES ARE BEING ISSUED WITH “ORIGINAL ISSUE DISCOUNT” FOR PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. A HOLDER OF NOTES MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY ON THE NOTES, DETERMINED BY CAPITALSOURCE INC., BY REGISTERED OR CERTIFIED MAIL IN A POST OFFICE LETTER BOX OR SENT BY TELECOPIER TRANSMISSION ADDRESSED AS FOLLOWS: TO CAPITALSOURCE INC., 4445 WILLARD AVENUE, 12TH FLOOR, CHEVY CHASE, MARYLAND 20815, TELECOPIER NO.: 301-841-2307, ATTENTION: CHIEF FINANCIAL OFFICER.

Exh. A-1

CAPITALSOURCE INC.
7.250% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2037

CUSIP: ISIN:	14055X AG7 US14055XAG79

No. 1	$250,000,000
     CapitalSource Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO. or its registered assigns, the principal sum set forth on Schedule I hereto on July 15, 2037 at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, dated as of July 30, 2007 (the “Original Indenture”) and the First Supplemental Indenture thereto, dated as of July 30, 2007 (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”), in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest, semiannually on January 15 and July 15 of each year, commencing January 15, 2008, on said principal sum at said office or agency, in like coin or currency, at the rate per annum of 7.250%. On January 15, 2008, the Company promises to pay to the Person entitled thereto as it appears in the Note Register on the Regular Record Date, which shall be January 1, 2008 (whether or not a Business Day), as provided in the Indenture, interest accruing from July 15, 2007 at 7.250% per annum from, and including, the date of this 7.250% Senior Subordinated Convertible Note Due 2037 (“Note”). Except as otherwise provided in the Indenture, the interest payable on the Note pursuant to the Indenture on any January 15 or July 15 will be paid to the Person entitled thereto as it appears in the Note Register on the Regular Record Date, which shall be the January 1 or July 1 (whether or not a Business Day) next preceding such January 15 or July 15, as provided in the Indenture; provided, that any such interest not punctually paid or duly provided for shall be payable as provided in the Indenture. The Company shall pay interest (i) on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or, upon written notice, by wire transfer in immediately available funds, if such Person is entitled to interest on Notes with an aggregate principal amount in excess of $2,000,000) or (ii) on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.
     Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the holder of this Note the right to convert this Note into Common Stock of the Company on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.
     This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of the State of New York (including Section 5-1401 of the New York General Obligations Law or any successor to such statute).
     This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

Exh. A-2

GUARANTEE
     For value received, the undersigned hereby unconditionally guarantees to the holder of this Note the payment of principal of, and Interest on this Note in the amounts and at the time when due and Interest on the overdue principal and Interest, if any, of this Note, if lawful, and the payment of all other obligations of the Company under the Indenture or the Notes, to the holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note and the Indenture. This Guarantee will not become effective until the Trustee duly executes the certificate of authentication on this Note.

CAPITALSOURCE FINANCE LLC
By:
Name:
Title:

Exh. A-3

     IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

CAPITALSOURCE INC.
By:
Name:
Title:

July 30, 2007
TRUSTEE’S CERTIFICATE OF AUTHENTICATION
THIS IS ONE OF THE NOTES DESCRIBED IN THE WITHIN-NAMED INDENTURE.

WELLS FARGO BANK, N.A. as Trustee
By:
Name:
Title:

Exh. A-4

FORM OF REVERSE OF NOTE
CAPITALSOURCE INC.
7.250% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2037
     This Note is one of a duly authorized issue of Notes of the Company, designated as its Senior Subordinated Convertible Notes due 2037 (herein called the “Notes”), initially limited in aggregate principal amount to $287,500,000, issued and to be issued under and pursuant to an Indenture, dated as of July 30, 2007 (the “Original Indenture”) and the First Supplemental Indenture thereto, dated as of July 30, 2007 (the “First Supplemental Indenture” and, together with the Original Indenture, the “Indenture”), among the Company and CapitalSource Finance LLC, as guarantor (herein called the “Guarantor”), and Wells Fargo Bank, N.A., as trustee (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company, the Guarantor and the holders of the Notes.
     In case an Event of Default shall have occurred and be continuing, the principal of and accrued Interest on all Notes may be declared by either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding, and upon said declaration shall become due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.
     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of at least a majority in aggregate principal amount of the Notes at the time outstanding, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the holders of the Notes; provided, that no such supplemental indenture shall (A) extend the Stated Maturity of any Note, or (B) reduce the rate or extend the time for payment of Interest thereon, or (C) reduce the principal amount thereof, or (D) reduce any amount payable on redemption or repurchase thereof, or (E) impair the right of any holder to institute suit for the payment thereof, or (F) make the principal thereof or Interest thereon payable in any coin or currency other than that provided in the Notes, or (G) affect the obligation of the Company to redeem any Note on a Redemption Date in a manner adverse to the holders of Notes, or (H) affect the obligation of the Company to repurchase any Note upon the happening of a Fundamental Change in a manner adverse to the holders of Notes, or (I) affect the obligation of the Company to repurchase any Note on a Company Repurchase Date in a manner adverse to the holders of Notes, or (J) impair the right to convert the Notes into Common Stock subject to the terms set forth in the First Supplemental Indenture, including Section 9.07 thereof, or (K) reduce the number of shares of Common Stock, the amount of cash or the amount of other property receivable upon conversion, in each case, without the consent of the holder of each Note so affected, or (L) modify any of the provisions of Sections 512 and 1013 of the Original Indenture or Sections 5.03 and 6.03 of the First Supplemental Indenture, except to increase any such percentage or to provide that certain other provisions of this First Supplemental Indenture cannot be modified or waived without the consent of the holder of each Note so affected, or (M) reduce the quorum or voting requirements set forth in Article IX of the Indenture or (N) reduce the aforesaid percentage of Notes, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of all Notes then outstanding. Subject to the provisions of the Indenture, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any past default or Event of Default under the Indenture and its consequences except (A) a default in the payment of Interest on or the principal of any of the Notes, (B) a failure by the Company to convert any Notes into Common Stock, cash or a combination of cash and Common Stock of the Company, (C) a default in the payment of the Redemption Price pursuant to Article III of the First Supplemental Indenture, (D) a default in the payment of the Company Repurchase Price or Fundamental Change Repurchase Price pursuant to Article III of the First Supplemental Indenture, or (E) a default in respect of a covenant or provision of the

Exh. A-5

Indenture which under Article X of the Original Indenture and Article IV of the First Supplemental Indenture cannot be modified or amended without the consent of the holders of each or all Notes then outstanding or affected thereby. Any such consent or waiver by the holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Note and any Notes which may be issued in exchange or substitution hereof, irrespective of whether or not any notation thereof is made upon this Note or such other Notes.
     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and Interest on this Note at the place, at the respective times, at the rate and in the coin or currency herein prescribed.
     Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months.
     The Notes are issuable in fully registered form, without interest coupons, in denominations of $1,000 principal amount and any multiple of $1,000. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, without payment of any service charge but with payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in connection with any registration or exchange of Notes, Notes may be exchanged for a like aggregate principal amount of Notes of any other authorized denominations.
     At any time on or after July 20, 2012 and prior to maturity, the Notes may be redeemed at the option of the Company, in whole or in part, in cash, or a combination of cash and shares of Common Stock, upon mailing a notice of such redemption not less than 30 days but not more than 60 days before the Redemption Date to the holders of Notes at their last registered addresses, all as provided in the Indenture, at a Redemption Price equal to 100% of the principal amount of Notes being redeemed plus accrued and unpaid Interest to, but excluding, the Redemption Date; provided, that if the applicable Redemption Date is an Interest Payment Date, the Interest payable on such Interest Payment Date shall be paid on such Interest Payment Date to the holders of record of such Notes on the applicable Record Date instead of the holders surrendering such Notes for redemption on such date.
     In no event will any Note be redeemable at the option of the Company before July 20, 2012.
     The Company may not give notice of any redemption of the Notes if a default in the payment of Interest on the Notes has occurred and is continuing.
     The Notes are not subject to redemption through the operation of any sinking fund.
     If a Fundamental Change occurs at any time prior to maturity of the Notes, each holder shall have the right, at such holder’s option, to require the Company to repurchase this Note for cash, or subject to certain conditions, Common Stock, on a Fundamental Change Repurchase Date, specified by the Company, which shall be no later than 30 Business Days after notice thereof, at a Fundamental Change Repurchase Price equal to at least 100% of the principal amount thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date. The Company shall mail to all holders of record of the Notes a notice of the occurrence of a Fundamental Change and of the repurchase right arising as a result thereof on or before the 30th day after the occurrence of such Fundamental Change. For a Note to be so repurchased at the option of the holder, the Company must receive at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, such Note with the form entitled “Form of Fundamental Change Repurchase Notice” on the reverse thereof

Exh. A-6

duly completed, together with such Note, duly endorsed for transfer at any time prior to the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date.
     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the holder, all or any portion of the Notes held by such holder on July 15, 2012, July 15, 2017, July 15, 2022, July 15, 2027, and July 15, 2032 in integral multiples of $1,000 at a Company Repurchase Price of 100% of the principal amount, plus any accrued and unpaid Interest on such Note to but excluding the Company Repurchase Date. To exercise such right, a holder shall deliver to the Company such Note with the form entitled “Form of Company Repurchase Election” on the reverse thereof duly completed, together with the Note, duly endorsed for transfer, at any time from the opening of business on the 20th Business Day prior to such Company Repurchase Date until the close of business on the Business Day immediately preceding the Company Repurchase Date, and shall deliver, or arrange for book-entry transfer of, the Notes to the Trustee (or other Paying Agent appointed by the Company) as set forth in the Indenture.
     The Company Repurchase Price to be paid on any of July 15, 2012, July 15, 2017, July 15, 2022, July 15, 2027, and July 15, 2032 shall be paid in cash and the Fundamental Change Repurchase Price to be paid on any Fundamental Change Repurchase Date shall be paid in cash or Common Stock, subject to the terms and conditions of the Indenture.
     Holders have the right to withdraw any Repurchase Election by delivering to the Trustee (or other Paying Agent appointed by the Company) a written notice of withdrawal up to the close of business on the Business Day immediately preceding the Repurchase Date, all as provided in the Indenture.
     If money or Common Stock, if allowed under the Indenture, sufficient to pay the Repurchase Price with respect to all Notes or portions thereof to be repurchased as of any Repurchase Date is deposited with the Trustee (or other Paying Agent appointed by the Company), then on and after such Repurchase Date, such Notes will cease to be outstanding, Interest will cease to accrue on such Notes (or portions thereof), and the holder thereof shall have no other rights as such other than the right to receive the Repurchase Price upon surrender of such Note.
     Subject to the occurrence of certain events and in compliance with the provisions of the Indenture, prior to the Stated Maturity of the Notes, the holder hereof has the right, at its option, to convert each $1,000 principal amount of the Notes into 36.9079 shares of the Common Stock (a Conversion Price of approximately $27.09 per share), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled “Form of Notice of Conversion” on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by his duly authorized attorney. The Company will notify the holder thereof of any event triggering the right to convert the Notes as specified above in accordance with the Indenture.
     If the Company (i) is a party to a consolidation, merger, statutory share exchange or combination, (ii) reclassifies the Common Stock, or (iii) sells or conveys its properties and assets substantially as an entirety to any Person, the right to convert a Note into shares of Common Stock will be changed into a right to convert it into the kind or amount of cash, securities or other property receivable upon such event, in each case in accordance with the Indenture.

Exh. A-7

     No adjustment in respect of Interest on any Note converted or dividends on any shares issued upon conversion of such Note will be made upon any conversion except as set forth in the next sentence. If this Note (or portion hereof) is surrendered for conversion during the period from the close of business on any Record Date for the payment of Interest to the opening of business on the immediately following Interest Payment Date, this Note (or portion hereof being converted) must be accompanied by payment, in immediately available funds or other funds acceptable to the Company, of an amount equal to the Interest otherwise payable on such Interest Payment Date on the principal amount being converted; provided, that no such payment shall be required (1) if the Company has specified a Redemption Date that is after a Record Date and prior to the next Interest Payment Date, (2) if the Company has specified a Repurchase Date following a Fundamental Change that is after a Record Date and on or prior to the next Interest Payment Date or (3) to the extent of any Defaulted Interest, if any Defaulted Interest exists at the time of conversion with respect to such Note.
     No fractional shares of Common Stock will be issued upon any conversion, but an adjustment and payment in cash will be made, as provided in the Indenture, in respect of any fraction of a share of Common Stock which would otherwise be issuable upon the surrender of any Note or Notes for conversion.
     A Note in respect of which a holder is exercising its right to require repurchase upon a Fundamental Change or repurchase on a Repurchase Date may be converted only if such holder withdraws its election to exercise such right in accordance with the terms of the Indenture.
     Upon due presentment for registration of transfer of this Note at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, a Note or Notes of authorized denominations for an equal aggregate principal amount will be issued to the transferee in exchange thereof, subject to the limitations provided in the Indenture, without charge except for any tax, assessment or other governmental charge imposed in connection therewith.
     The Company, the Guarantor, the Trustee, any authenticating agent, any Paying Agent, any Conversion Agent and any Note Registrar may deem and treat the registered holder hereof as the absolute owner of this Note (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon made by anyone other than the Company or any Note Registrar) for the purpose of receiving payment on or account of the principal hereof and the Interest hereon, for the conversion hereof and for all other purposes, and neither the Company nor the Trustee nor any other authenticating agent nor any Paying Agent nor other Conversion Agent nor any Note Registrar shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, satisfy and discharge liability for monies payable on this Note.
     No recourse for the payment of the principal of or Interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any supplemental indenture or in any Note, or because of the creation of any Indebtedness represented thereby, or for any of the obligations of the Guarantor under the Guarantee shall be had against any incorporator, shareholder, member, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company, the Guarantor, or of any successor corporation or limited liability company, either directly or through the Company, or the Guarantor, or any successor corporation or limited liability company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

Exh. A-8

     Terms used in this Note and defined in the Indenture are used herein as therein defined.

Exh. A-9

ABBREVIATIONS
     The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM —	as tenants in common	UNIF GIFT MIN ACT— Custodian
TEN ENT —	as tenant by the entireties	(Cust) (Minor)
JT TEN —	as joint tenants with right of survivorship and not as tenants in common	under Uniform Gifts to Minors Act
(State)
Additional abbreviations may also be used though not in the above list.

Exh. A-10

FORM OF
NOTICE OF CONVERSION

TO:	CAPITALSOURCE INC. WELLS FARGO BANK, N.A.
     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of CapitalSource Inc. and/or cash in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable and/or cash payable upon such conversion, together with any check in payment for fractional shares and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares, any portion of this Note not converted or a check for cash payable are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of Interest accompanies this Note.
Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.

Exh. A-11

     Fill in the registration of shares of Common Stock if to be issued, and Notes if to be delivered, other than to and in the name of the registered holder:
(Name)
(Street Address)
(City, State and Zip Code)
Please print name and address
Principal amount to be converted (if less than all): $
Social Security or Other Taxpayer Identification
Number:
Exh. A-12

FORM OF
FUNDAMENTAL CHANGE REPURCHASE NOTICE
TO:    CAPITALSOURCE INC.
          WELLS FARGO BANK, N.A.
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from CapitalSource Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to repurchase the entire principal amount of this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Note at the price equal to at least 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Fundamental Change Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture.
Dated:

Signature(s)
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:
Exh. A-13

FORM OF
COMPANY REPURCHASE ELECTION
TO:    CAPITALSOURCE INC.
           WELLS FARGO BANK, N.A.
     The undersigned registered owner of this Note hereby irrevocably acknowledges receipt of a notice from CapitalSource Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the price of 100% of such entire principal amount or portion thereof, together with accrued Interest to, but excluding, the Company Repurchase Date, to the registered holder hereof. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Company Repurchase Date pursuant to the terms and conditions specified in the Indenture.
Dated:

Signature(s)
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Note Certificate Number (if applicable):
Principal amount to be repurchased (if less than all):
Social Security or Other Taxpayer Identification Number:
Exh. A-14

ASSIGNMENT
     For value received                      hereby sell(s) assign(s) and transfer(s) unto                       (please insert social security or other Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer said Note on the books of the Company, with full power of substitution in the premises.
Dated:

Signature(s)
Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Note Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Note Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
Signature Guarantee
     NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Note in every particular without alteration or enlargement or any change whatever.
Exh. A-15

Schedule I
CAPITALSOURCE INC.
7.250% Senior Subordinated Convertible Notes due 2037
No. 1

		Notation Explaining	Authorized Signature
		Principal Amount	of Trustee or
Date	Principal Amount	Recorded	Custodian
Sch. I-1